Exhibit  10.2







                    PARTICIPATION AGREEMENT


                 Dated as of September 30, 1994


                       Entered Into Among


       CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE,
                 CON-WAY CENTRAL EXPRESS, INC.,
                   CON-WAY INTERMODAL, INC.,
                CON-WAY SOUTHERN EXPRESS, INC.,
                CON-WAY SOUTHWEST EXPRESS, INC.,
            CON-WAY TRANSPORTATION SERVICES, INC.,
                 CON-WAY WESTERN EXPRESS, INC.,
                          as Lessees,


          CONSOLIDATED FREIGHTWAYS, INC., as Guarantor and as Lessees' Representative


               BA LEASING & CAPITAL CORPORATION,
             not individually, except as expressly
                 set forth herein, but as Agent


                              and

                     The Lessors Listed on
                       Schedule I Hereto
                       TABLE OF CONTENTS

                                                             Page

ARTICLE I

DEFINITIONS                                                     1

ARTICLE II

                 PURCHASE AND LEASE OF VEHICLES                 2
                   Section 2.1  Fundings; Payment of
                   Purchase Price                               2
                   Section 2.2  Application of Funds; Sale
                   and Lease of Vehicles                        3
                   Section 2.3  Time and Place of Delivery
                   Dates                                        4
                   Section 2.4  Postponement of Delivery
                   Date                                         4
                   Section 2.5  Non-Utilization Fee             5

ARTICLE III
              CONDITIONS TO DELIVERY DATE CLOSINGS              5
                   Section 3.1  Delivery Date Notice;
                   Invoices                                     5
                   Section 3.2  Appraisal                       6
                   Section 3.3  Participation Agreement         7
                   Section 3.4  Lease                           7
                   Section 3.5  Lease Supplements               7
                   Section 3.6  Guarantee                       8
                   Section 3.7  Financing Statements            8
                   Section 3.8  Certificates of Title           8
                   Section 3.9  Transaction Costs; Fees         8
                   Section 3.10  Opinions of Counsel            8
                   Section 3.11  Corporate Status and
                   Proceedings                                  9
                   Section 3.12  Consents and Approvals         9
                   Section 3.13  Payment of Impositions         9
                   Section 3.14  Search Reports                 9
                   Section 3.15  Collateral Agency              9
                   Section 3.16  Insurance                     10
                   Section 3.17  Proceedings Satisfactory,
                   Etc.                                        10
                   Section 3.18  Absence of Material Adverse
                   Effect                                      10
                   Section 3.19  Representations and
                   Warranties True; Absence of Defaults        10

ARTICLE IV
                       GENERAL PROVISIONS                      10
                   Section 4.1  Nature of Transaction          10
                   Section 4.2  Waiver                         11
                   Section 4.3  Replacements                   11
                   Section 4.4  Nature of Lessees'
                   Obligations                                 11
                   Section 4.5  Guarantor as Lessees'
                   Representative                              12

ARTICLE V
                 REPRESENTATIONS AND WARRANTIES                13
                   Section 5.1  Representations and
                   Warranties of Lessees and Guarantor         13
                   Section 5.2  Representations and
                   Warranties of Lessors                       19
                   Section 5.3  Representations and
                   Warranties of Agent                         19

ARTICLE VI
                           COVENANTS                           21
                   Section 6.1  Covenants of Lessees           21
                   Section 6.2  Covenants of Guarantor         25
                   Section 6.3  Covenants of Agent and
                   Lessors                                     29

ARTICLE VII
                      GENERAL INDEMNITIES                      29
                   Section 7.1  Indemnity                      29
                   Section 7.2  Excessive Use Indemnity        31
                   Section 7.3  Increased Capital Costs        31
                   Section 7.4  LIBO Rate Unlawful             31
                   Section 7.5  Funding Losses                 32
                   Section 7.6  Actions of Affected Lessors    32

ARTICLE VIII
                     GENERAL TAX INDEMNITY                     33
                   Section 8.1  General Tax Indemnity          33
                   Section 8.2  Contest                        33
                   Section 8.3  Gross Up                       35
                   Section 8.4  Tax Returns                    35
                   Section 8.5  Withholding Tax Exemption      36

ARTICLE IX
                             AGENT                             37
                   Section 9.1  Appointment of Agent; Powers
                   and Authorization to Take Certain Actions   37
                   Section 9.2  Reliance                       38
                   Section 9.3  Action Upon Instructions
                   Generally                                   39
                   Section 9.4  Indemnification                39
                   Section 9.5  Independent Credit
                   Investigation                               40
                   Section 9.6  Refusal to Act                 40
                   Section 9.7  Resignation or Removal of
                   Agent; Appointment of Successor             41
                   Section 9.8  Separate Agent                 41
                   Section 9.9  Termination of Agency          42
                   Section 9.10  Compensation of Agency        42
                   Section 9.11  Limitations                   42

ARTICLE X
               AMENDMENTS TO OPERATIVE AGREEMENTS              43
                   Section 10.1  Amendments to Operative
                   Agreements With Consent of Lessors          43
                   Section 10.2  Amendments to Operative
                   Agreements Affecting Agent                  44

ARTICLE XI
                         MISCELLANEOUS                         44
                   Section 11.1  Survival of Covenants         44
                   Section 11.2  APPLICABLE LAW                44
                   Section 11.3  Distribution and
                   Application of Rents and Other Payments.    44
                   Section 11.4  Notices                       45
                   Section 11.5  Transaction Costs; Other
                   Expenses                                    45
                   Section 11.6  Counterparts                  46
                   Section 11.7  Severability                  46
                   Section 11.8  Successors and Assigns        46
                   Section 11.9  JURY TRIAL                    48
                   Section 11.10 Captions; Table of Contents   48
                   Section 11.11  FINAL AGREEMENT              48
                   Section 11.12  No Third-Party
                   Beneficiaries                               49
                   Section 11.13  Further Assurances           49
                   Section 11.14  Reproduction of Documents    49
                   Section 11.15  Consideration for Consents
                   to Waivers and Amendments                   49
                   Section 11.16  Submission to Jurisdiction   50

                 LIST OF SCHEDULES AND EXHIBITS


Schedule I        - Commitments of Lessors; Payment
                      Instructions
Schedule II       - Description of Vehicles
     Part A       -   Group A Vehicles
     Part B       -   Group B Vehicles


Schedule X        - Definitions

Exhibit A         - Form of Lease
     Schedule I   - Description of Vehicles
     Exhibit A    - Form of Group A Lease Supplement
     Exhibit B    - Form of Group B Lease Supplement
Exhibit B         - Form of Delivery Date Notice
     Schedule I   - Vehicle List and Purchase Price
Exhibit C         - Form of Lessee's and Guarantor's
                      Opinion of Counsel
Exhibit D         - Form of Officer's Certificate
Exhibit E         - Form Guarantee
Exhibit F         - Form of Investor's Letter
Exhibit G         - Form of Assumption Agreement
Exhibit H         - Form of Collateral Agency Agreement




                    PARTICIPATION AGREEMENT


     This PARTICIPATION AGREEMENT, dated as of September 30, 1994 (this "Participation Agreement"), is entered into among: (a) Con-Way Central Express, Inc., a Delaware corporation, Con-Way
Intermodal,  Inc.,  a  Delaware  corporation,  Con-Way   Southern
Express, Inc., a Delaware corporation, Con-Way Southwest Express, Inc., a Delaware corporation, Con-Way Transportation Services,
Inc., a Delaware corporation, Con-Way Western Express, Inc., a Delaware corporation, and Consolidated Freightways Corporation of Delaware, a Delaware corporation ("CFCD"), as Lessees (each a "Lessee" and collectively, the "Lessees"; the Lessees other than CFCD are sometimes referred to herein as the "Con-Way Lessees"),
(b) Consolidated Freightways, Inc., a Delaware corporation, as Guarantor ("Guarantor" or "Lessees' Representative", as the context may require), (c) BA Leasing & Capital Corporation, a California corporation, not in its individual capacity, except as otherwise expressly provided herein, but solely as Agent for the Lessors (the "Agent"), and (d) the several Lessors listed on
Schedule  I  hereto  (together with  their  respective  permitted
successors,   assigns  and  transferees,  each  a  "Lessor"   and
collectively the "Lessors").

      WHEREAS, on each Delivery Date, Lessees will transfer to Agent, for the benefit of Lessors, and Agent, on behalf of Lessors, will purchase and receive from Lessees, an interest in certain of the Vehicles described on Schedule II hereto;

      AND WHEREAS, upon the transfer of the Vehicles on each Delivery Date, Agent, on behalf of Lessors, will lease such Vehicles to Lessees and Lessees will lease such Vehicles from Agent, for the benefit of Lessors, pursuant to the terms of the Lease substantially in the form of Exhibit A hereto and one or more Lease Supplements, each such Lease Supplement being, in the case of Group A Vehicles, substantially in the form of Exhibit A to the Lease, and, in the case of Group B Vehicles, substantially in the form of Exhibit B to the Lease;

      NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:


AI                                 DEFINITIONS

      Capitalized terms used but not defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X hereto unless the context otherwise requires, which Schedule X shall for all purposes constitute a part of this Participation Agreement.


AII                             PURCHASE AND LEASE OF VEHICLES

S1     Fundings; Payment of Purchase Price.

           (a) Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, upon receipt of each Delivery Date Notice, each Lessor shall transfer to Agent on the specified Delivery Date an amount equal to the product of the aggregate Purchase Price of the Vehicles specified in such Delivery Date Notice, multiplied by such Lessor's Commitment Percentage (each such transfer being referred to herein as a "Funding"). In no event shall any Lessor be required to provide funds under this Participation Agreement in an aggregate amount exceeding such Lessor's Commitment.

           (b) Remittances pursuant to this Section 2.1 shall be made in immediately available federal funds by wire transfer to the account of Agent set forth below (or as otherwise specified by Agent to each Lessor from time to time not less than three Business Days prior to the date of the requested Funding) and must be received by Agent by 11:00 a.m., San Francisco time on the applicable Delivery Date:

           (c) If the Agent determines that any Lessor (a "Defaulting Lessor") will not make available the amount (the "Defaulted Amount") which would constitute its Commitment Percentage of the total Purchase Price of the Vehicles specified in a Delivery Date Notice, Agent shall promptly notify each other Lessor (each, a "Non-Defaulting Lessor") and specify the additional amounts required to be funded by each Non-Defaulting Lessor. Each Non-Defaulting Lessor, as soon as practical after receipt of notice but not before the Delivery Date, shall transfer to the Agent, in immediately available funds, its pro rata share of the Defaulted Amount, determined in the same proportion that such Non-Defaulting Lessor's Commitment bears to the aggregate Commitments of all Non-Defaulting Lessors; provided that such amount, together with all amounts previously funded by each Non-Defaulting Lessor, shall not exceed the Non-Defaulting Lessor's Commitment. If the Defaulted Amount cannot be fully funded by the Non-Defaulting Lessors, Agent shall so notify the Non-Defaulting Lessors and give to all Non-Defaulting Lessors the opportunity to increase their respective Commitments by notice in writing to the Agent; provided that should the aggregate proposed increased Commitments by one or more Non-Defaulting Lessors exceed the Defaulted Amount, Agent shall increase the Commitments of the participating Non-Defaulting Lessors on a pro-rata basis in accordance with the respective amounts by which such Non-Defaulting Lessors have offered to participate, it being understood that in no event shall the aggregate amount funded by any Lessor exceed the amount of such Lessor's Commitment, after giving effect to any increase in such Commitment pursuant to this sentence.

           In the event of any funding of all or a portion of the
     Defaulted   Amount  by  the  Non-Defaulting   Lessors,   the
     following  rules  shall  apply  notwithstanding  any   other
     provision in any Operative Agreement:

                     (i)     The  Commitment  of  the  Defaulting
                Lessor shall be decreased in an amount equal to the total aggregate increase in the Commitments of the Non-Defaulting Lessors pursuant to this
                Section 2.1(c);

                    (ii)   A Defaulting Lessor shall be obligated
                to   fund  any  deliveries  occurring  after  its
                default   based   upon  its  revised   Commitment
                Percentage;

                    (iii) A Defaulting Lessor shall not have  the
                right to fund its Defaulted Amount without the written consent of the Agent and the Lessees' Representative and then only to the extent such Defaulted Amount has not been funded by the Non-Defaulting Lessors;

                     (iv)    If  and  to  the  extent  that   the
                Defaulted Amount is not funded by the Non-Defaulting Lessors, Agent may delete Vehicles from the Delivery Date Notice so that the total Purchase Price of the Vehicles specified in the Delivery Date Notice equals the aggregate revised Fundings for the Delivery Date; and

                    (v) The Defaulting Lessor shall not be responsible for any consequential damages suffered by any Lessee or any of Lessee's Affiliates as a result of its failure to so fund.

S2 Application of Funds; Sale and Lease of Vehicles. On each Delivery Date, upon (a) receipt by Agent of all amounts to be paid by the Lessors pursuant to Section 2.1, and (b) satisfaction or waiver of each of the conditions set forth in Article III,
(i) Agent shall purchase, for the benefit of the Lessors, an interest in the Vehicles to be acquired on such Delivery Date, as specified in the relevant Delivery Date Notice delivered pursuant to Section 3.1, (ii) in consideration therefor, Agent, on behalf of the Lessors, shall pay, from the funds made available by the Lessors pursuant to Section 2.1, an amount equal to the aggregate Purchase Price of the interest in the Vehicles being so sold and purchased in immediately available federal funds remitted by wire transfer to the account specified by Lessees in the relevant Delivery Date Notice, and (iii) Agent, on behalf of the Lessors, shall lease to Lessees the Vehicles so purchased by Agent and Lessees shall accept delivery of and lease from Agent such Vehicles pursuant to the Lease. Each Lessor shall hold an undivided interest in the Vehicles equal to such Lessor's Investment Percentage.

S3 Time and Place of Delivery Dates. Each Delivery Date Closing shall take place on the Delivery Date set forth in the relevant Delivery Date Notice, commencing at 9:00 a.m. Los Angeles time, at Mayer, Brown & Platt, 350 South Grand Avenue, Suite 2500, Los Angeles, California 90071, subject to the following:

                     (i)   no  more than four Fundings  and  four
          Delivery Dates may occur;

                     (ii)   each  Funding and each Delivery  Date
          shall occur on a Business Day on or after the date hereof and not later than December 15, 1994, it being understood that there may be a Funding without a Delivery Date Closing if Lessees have postponed the Delivery Date pursuant to Section 2.4, so long as such Delivery Date occurs not later than December 15, 1994;

                      (iii)   each  Funding  shall  provide   for
          financing  of  Vehicles  having an  aggregate  Purchase
          Price which equals or exceeds, except in the case of the final Funding, $10,000,000;

                     (iv)  in no event shall the aggregate amount
          funded to CFCD exceed $17,000,000; and

                     (v)   in no event shall the aggregate amount
          advanced by the Lessors exceed the Total Commitment.

S4 Postponement of Delivery Date. In the event that the Lessors shall make the Funding requested pursuant to any Delivery Date Notice and the relevant Delivery Date Closing shall not have occurred on the date specified in such Delivery Date Notice, Lessees shall pay to Agent, for the benefit of Lessors, interest on the amount funded by each Lessor at the Assumed Interest Rate, less any interest earned by investing such funded amounts, which interest shall be for the ratable benefit of the Lessors; provided that this provision shall not be construed to require Agent to invest such funds in interest-bearing accounts. Such interest shall be due and payable by Lessees upon the occurrence of such Delivery Date and such payment shall be an additional condition precedent to such Delivery Date Closing; provided, however, that no additional Delivery Date Notice shall be required to be given if a Delivery Date Closing is postponed and thereafter consummated; and provided, further, that if such Delivery Date Closing shall not have occurred by the first to occur of (a) the fifth (5th) Business Day following the Funding in respect thereof and (b) December 15, 1994, then all such interest shall be due and payable on such date, and Agent shall refund to each Lessor all amounts funded by such Lessor, plus any other amounts due under Section 7.5.

S5 Non-Utilization Fee. On the Lease Commencement Date, in the event that the outstanding Lease Balance is less than 95% of the Total Commitment (after giving effect to any Delivery Date Closing that may have occurred on such date), Lessees shall pay to Agent, for the benefit of the Lessors, a non-utilitzation fee equal to the amount accrued on the unfunded portion of the Total Commitment from the Initial Delivery Date through the Lease Commencement Date at the rate of .25% per annum.


AIII                              CONDITIONS  TO  DELIVERY   DATE
CLOSINGS

      The obligation of each Lessor and Agent to perform its obligations on any Delivery Date, and of each Lessor to make its Funding, shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by, such Participant of the conditions precedent set forth in this Article III on or prior to such Delivery Date (except that the obligation of any party hereto shall not be subject to the performance or compliance of such party or of any of such party's Affiliates).

S1 Delivery Date Notice; Invoices. Lessees shall have delivered to Agent and each Lessor, not later than 1:00 p.m. San Francisco time not earlier than the tenth (10th) and not later than the third (3rd) Business Day prior to the proposed Delivery Date (or, solely with respect to the Initial Delivery Date, not later than the second (2nd) Business Day prior to such Delivery
Date), an irrevocable notice (a "Delivery Date Notice") substantially in the form of Exhibit B, specifying (i) the proposed Delivery Date, (ii) a description (including model, make, serial number and registration) of each Vehicle to be purchased on such Delivery Date and a representation and warranty that as of the date the relevant Lessee takes possession of each such Vehicle and at all times thereafter, such Vehicle will either be (a) used in interstate commerce, titled in a State with respect to which Agent and Lessors have received an opinion in the form of Exhibit C-1 and registered in a State which is a party to the International Registration Plan or (b) used in intrastate commerce, registered in the State in which it is so used and titled in a State with respect to which Agent and Lessors have received an opinion in the form of Exhibit C-1,
(iii) the respective Purchase Prices of such Vehicles, (iv) as to each such Vehicle, which Lessee is to be the Lessee thereof, and
(v) wire transfer instructions for the disbursement of funds. Concurrently with each Delivery Date Notice, Lessees' Representative shall deliver to Agent true and correct copies of the manufacturer's or dealer's invoice for each Vehicle to be delivered on such Delivery Date, which invoices shall set forth the Invoice Cost of each such Vehicle.

S2      Appraisal.  At least 2 Business Days prior to the Initial
Delivery Date, Agent and each Lessor shall have received an Appraisal to their reasonable satisfaction opining:

          (a) that the Appraised Value of the Group A Vehicles is reasonably expected to be as follows:

         Date                                               Value

    Sum of Fair Market Value of Group A
    Vehicles on the Initial Delivery Date             $48,808,580
    End of Base Period                                $36,165,234
    End of First Renewal Term                         $31,605,500
    End of Second Renewal Term                        $27,467,805
    End of Third Renewal Term                         $22,338,641
    End of Fourth Renewal Term                        $17,152,771;

          (b) that the Appraised Value of the Group B Vehicles is reasonably expected to be as follows:

         Date                                          Value

    Sum of Fair Market Value of Group B
    Vehicles on the Initial Delivery Date             $11,554,425
    End of Base Period                                 $8,839,136
    End of First Renewal Term                          $8,054,221
    End of Second Renewal Term                         $6,743,908
    End of Third Renewal Term                          $5,628,095
    End of Fourth Renewal Term                         $4,464,958
    End of Fifth Renewal Term                          $3,383,159;

           (c) that the remaining economic useful life of each Group A Vehicle is not less than ten (10) years;

           (d) that the remaining economic useful life of each Group B Vehicle is not less than twelve (12) years; and

           (e) that the values set forth in clauses (a) and (b) above assume an increase for inflation of 2% per annum, and that such inflation assumption is reasonable.

S3      Participation  Agreement.  On or  prior  to  the  Initial
Delivery Date, each of the Participants shall have received a fully executed counterpart of this Participation Agreement.

S4 Lease. On or prior to the Initial Delivery Date, each Participant shall have received a fully executed counterpart of the Lease; provided, however, only Agent shall receive the Lease marked "Counterpart No. 1 - Agent's Original Copy".
S5 Lease Supplements. On each Delivery Date, each Lessee accepting Vehicles for lease on such Delivery Date shall execute and deliver to Agent and each Lessor one or more Lease Supplements in form and substance reasonably satisfactory to Lessors and substantially in the form of Exhibit A to the Lease in the case of Group A Vehicles or substantially in the form of Exhibit B to the Lease in the case of Group B Vehicles (each a "Lease Supplement"); provided, however, only Agent shall receive the Lease Supplement marked "Counterpart No. 1 - Agent's Original Copy". Each Lease Supplement to be executed and delivered by a Lessee on each Delivery Date shall set forth:

           (a) in Schedule I thereto, a description of and the Purchase Price for the Vehicles; and

           (b) in Schedule II thereto, the Interim Rent, the Applicable Percentage Amounts, a schedule of the installments of Fixed Rent, the Payment Dates therefor payable during the Base Period and during each Renewal Term, the Supplement Balance of such Lease Supplement as of the Delivery Date therefor and as of each Payment Date in the Base Term and each Renewal Term, assuming in each case that all installments of Fixed Rent due and payable thereunder to and including such Payment Date have been paid.

Each Lease Supplement shall provide for level payments of Fixed Rent during the Base Term and the first two Renewal Terms. The payments of Fixed Rent under each Lease Supplement shall be in amounts such that, at the end of the second Renewal Term and each Renewal Term thereafter, the Supplement Balance of such Lease Supplement shall be equal to the Appraised Value at such date of the Vehicles subject to such Lease Supplement. Schedules I and II to each Lease Supplement shall be prepared by Agent, and the items set forth by Agent in such Schedules shall be conclusive and binding upon each Lessee for all purposes hereunder.

S6      Guarantee.   On  or prior to the Initial  Delivery  Date,
Guarantor shall have duly executed and delivered the Guarantee to Agent and each Lessor.

S7 Financing Statements. On or prior to each Delivery Date, Agent shall have received from each Lessee duly executed UCC financing statements identifying each Lessee as debtor and Agent as secured party for the benefit of the Lessors, and describing the Lease as a secured transaction, and such financing statements shall have been filed in (a) each jurisdiction in which any Lessee has its principal office and (b) each jurisdiction in which any Vehicle being delivered on such Delivery Date is to be titled.

S8 Certificates of Title. On or prior to each Delivery Date, Agent and each Lessor shall have received a duly executed Officer's Certificate from Lessees' Representative, certifying that (a) Lessees have submitted to each applicable motor vehicle Authority the Certificate of Title for each Vehicle to be delivered on such Delivery Date, together with (i) applications duly completed by each Lessee requesting that such Authority record the interests of Agent and Lessors as lienholder on each such Certificate of Title and (ii) payment of all applicable fees and charges and (b) as so submitted, such Certificates of Title do not evidence title, or any interest in or Lien against title, in any such Vehicle in any Person other than the Lessee of such Vehicle.

S9 Transaction Costs; Fees. On or prior to each Delivery Date, Lessees shall have paid to Agent, for the benefit of Agent and the Lessors, any Transaction Costs invoiced and not previously paid. Such payment shall be made by wire transfer of immediately available funds to the account specified for Agent at
Schedule I. On or prior to the Initial Delivery Date, Lessees shall have paid to BA Leasing & Capital Corporation (in its individual capacity, "BALCAP") the arrangement fee provided for in that certain letter agreement dated August 30, 1994, between Guarantor and BALCAP.

S10     Opinions of Counsel.  On or prior to the Initial Delivery
Date,  each Lessor and Agent shall have received the opinions  of
(a) Morrison & Foerster, as counsel to Lessees and Guarantor, substantially to the effect of the matters set forth in Exhibit C-
1,   and   (b)   general  counsel  to  Lessees   and   Guarantor,
substantially to the effect of the matters set forth in Exhibit C-
2. By their execution hereof, Lessees and Guarantor expressly instruct Morrison & Foerster and such general counsel to execute
and  deliver  such  opinions to Agent and the  Lessors.   To  the
extent that any Vehicle to be delivered on any Delivery Date is titled in a jurisdiction with respect to which Agent and the Lessors have not previously received a satisfactory opinion or memorandum of counsel establishing to their satisfaction that title to such Vehicle may be held in the name of the Lessee thereof, with the interest of Agent, as lienholder on behalf of the Lessors, noted on the Certificate of Title (and that the Lien of Agent is thereby perfected), then Lessees shall cause such an opinion or memorandum satisfactory to the Lessors to be delivered to Agent and each Lessor on or prior to such Delivery Date.

S11     Corporate  Status and Proceedings.  On or  prior  to  the
Initial Delivery Date, Agent shall have received:

           (a) certificates of existence and good standing with respect to each Lessee and Guarantor from the Secretaries of State of the States of their incorporation, dated no earlier than the 15th day prior to the Initial Delivery Date; and

           (b) with respect to Guarantor and each Lessee, an Officer's Certificate substantially in the form of Exhibit D, dated the Initial Delivery Date, with respect to such Person's governing documents, resolutions and incumbent officers, representations and warranties and absence of defaults.

S12 Consents and Approvals. On or prior to the Initial Delivery Date, all necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Authorities and nongovernmental Persons required to consummate the transactions contemplated by this Agreement and the other Operative Agreements shall have been obtained or made by each Lessee and Guarantor and shall be in full force and effect.

S13 Payment of Impositions. All Impositions other than Charges payable on or prior to each Delivery Date in connection with the execution, delivery, recording or filing of any of the Operative Agreements, in connection with the filing of any of the financing statements, any applications regarding certificates of title and any other documents, in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Agreements, shall have been paid in full by Lessees.

S14 Search Reports. Prior to each Delivery Date, Agent shall have received reports acceptable to Agent and counsel to the Lessors as to each Lessee by the office of the Secretaries of State and the appropriate county filing or recording offices of each jurisdiction contemplated by Section 3.7, each dated as close to the relevant Delivery Date as practicable, in respect of a search of the applicable UCC files and any indices of Liens maintained by such offices (including, if applicable, indices of judgment, revenue and tax liens).

S15 Collateral Agency. On or prior to the second Delivery Date, Agent, each Lessor, each Lessee, Lessees' Representative and the Collateral Agent shall have executed and delivered the Collateral Agency Agreement, as provided in Section 6.1(f)(ii).

S16 Insurance. On or prior to the Initial Delivery Date, Agent shall have received (and each Lessor shall have received a copy of) a current certificate to the effect that insurance complying with Section 7.1 of the Lease is in full force and effect, and there shall be no past due premiums in respect of any such insurance.

S17 Proceedings Satisfactory, Etc. All proceedings taken in connection with such Delivery Date and all documents relating thereto shall be reasonably satisfactory to each Participant and its counsel, and each Participant and its counsel shall have received copies of such documents as such Participant or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to such Participant and its counsel.

S18     Absence of Material Adverse Effect.  Since June 30, 1994,
no Material Adverse Effect shall have occurred.

S19 Representations and Warranties True; Absence of Defaults. Each of the representations and warranties made by or on behalf of each Lessee and Guarantor under the Operative Agreements shall be true on and as of each Delivery Date, and no Incipient Default or Event of Default shall have occurred and be continuing on and as of each Delivery Date.


AIV                                GENERAL PROVISIONS

S1       Nature  of  Transaction.   It  is  the  intent  of   the
Participants that: (a) the transaction contemplated hereby constitutes an operating lease from Agent and Lessors to Lessees for purposes of each Lessee's financial reporting, (b) the transaction contemplated hereby preserves ownership in the Vehicles to Lessees for purposes of Federal and state income tax, bankruptcy and UCC purposes, (c) the Lease grants a security interest in the Vehicles and the other Collateral to Agent for the benefit of Agent and the Lessors, and (d) the obligations of Lessees to pay Fixed Rent and Variable Rent shall be treated as payments of principal and interest, respectively. Nevertheless, each Lessee and Guarantor acknowledge and agree that neither Agent nor any Lessor has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements and that each Lessee and Guarantor has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as they deem appropriate. Except as specifically provided for herein or in the Lease, Agent, for the benefit of the Lessors, shall retain an interest in the Vehicles, free and clear of all Liens other than Permitted Liens, as security for the obligations of Lessees under the Operative Agreements. Lessees shall not have any right, title or interest in the Vehicles except as expressly set forth in this Agreement or in the Lease. Without limiting the foregoing, each Lessee shall be permitted to be named as the record owner of each Vehicle leased by such Lessee on the Certificate of Title and the registration issued for such Vehicle by each applicable Authority so long as Agent is listed on the same Certificate of Title as having a security interest in the Vehicle or Lessee has taken such other steps as may be necessary to perfect Agent's security interest, on behalf of the Lessors, in such Vehicle. Other than Agent, who will hold a security interest on behalf of the Lessors, and the Lessors, no Person shall be named on the Certificate of Title of any Vehicle as having a security interest in such Vehicle.

S2 Waiver. As a material inducement to Agent and each Lessor to engage in the transactions contemplated by the Operative Agreements, Lessee hereby unconditionally and irrevocably waives any and all benefits under California Civil Code Sections 2819 and 2822.

S3 Replacements. Lessors hereby agree that they shall instruct Agent to release a Part or Vehicle from the Lease and evidence such release by the execution and delivery of a termination statement release, a release of Lien from the applicable Certificate of Title and such other documents as may be required to release the replaced Part or Vehicle from the Lease and which are in form and substance satisfactory to the Required Lessors subject to the satisfaction of the conditions set forth in the Lease with respect to the release of such Part or Vehicle.

S4 Nature of Lessees' Obligations. Each of the Con-Way Lessees hereby covenants and agrees that their obligations under this Agreement, the Lease, the Lease Supplements and each of the other Operative Agreements to which any of them is a party shall be joint and several, and that Agent and each Lessor may look to any one or more of the Con-Way Lessees for payment and performance of such obligations, except that each Con-Way Lessee shall be primarily liable with respect to each Lease Supplement to which it is a party and secondarily liable with respect to each Lease Supplement to which any other Con-Way Lessee is a party. Each Con-Way Lessee hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any other Con-Way Lessee arising from the existence, payment, performance or enforcement of such Con-Way Lessee's obligations under the Operative Agreements, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of any Lessor against any Con-Way Lessee or any property or assets of any Con-Way Lessee, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Con-Way Lessee, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Con-Way Lessee in violation of the preceding sentence and the obligations owed to the Lessors under the Operative Agreements shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to such Con-Way Lessee for the benefit of, and held in trust for, the Lessors, and shall forthwith be paid to Agent to be credited and applied pursuant to the terms of the Operative Agreements. Each Con-Way Lessee acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits. Each Con-Way Lessee hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Agent or any Lessor. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or any other law affecting the rights of creditors generally, if the obligations of any Con-Way Lessee under the Operative Agreements would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under the Operative Agreements, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Con-Way Lessee or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. No Con-Way Lessee shall be liable for (nor shall any Collateral pledged by any Con-Way Lessee secure) the payment or performance of the obligations of CFCD under the Operative Agreements, and CFCD shall not be liable for (nor shall any Collateral pledged by CFCD secure) the payment or performance of the obligations of any Con-Way Lessee under the Operative Agreements. Each undertaking, covenant and agreement made by the Lessees collectively under any Operative Agreement shall be subject to this Section 4.4.


S5 Guarantor as Lessees' Representative. Each Lessee hereby appoints Guarantor as its representative ("Lessees' Representative") for receipt of any payment, notice or other communication directed to Lessees, or any Lessee, pursuant to any of the Operative Agreements, and for the taking of any action (including the making of any representations and covenants) which a Lessee is required or permitted to undertake or make pursuant to the Operative Agreements. Each Lessor and Agent may regard any notice or other communication pursuant to any Operative Agreement (including a Delivery Date Notice) from Guarantor as a notice or communication from the Lessees. Without limiting the foregoing, Agent shall make all payments of Purchase Price on each Delivery Date to Guarantor, for the benefit of the applicable Lessee or Lessees, to an account specified by Guarantor in the applicable Delivery Date Notice, and such payment to Guarantor shall constitute payment to such Lessee or Lessees for all purposes under the Operative Agreements. Guarantor hereby accepts such appointment and agrees that it shall not resign from its duties as Lessees' Representative without the written consent of the Required Lessors. Each Lessee hereby covenants and agrees that each representation and warranty, covenant, agreement and undertaking made in its name or on its behalf by Lessees' Representative shall be deemed for all purposes to have been made by such Lessee and shall be binding upon and enforceable against such Lessee to the same extent as if the same had been made directly by such Lessee.


AV                                 REPRESENTATIONS AND WARRANTIES

S1      Representations and Warranties of Lessees and  Guarantor.
As of each Delivery Date, each Lessee and Guarantor jointly and severally make the representations and warranties set forth in this Section 5.1 to Agent and each Lessor.

           (a) Title. Each Lessee has record title to each of the Vehicles listed opposite such Lessee's name on
     Schedule I to the applicable Delivery Date Notice (or has beneficial title to such Vehicle with record title being subject only to the issuance in the ordinary course of the original Certificate of Title, for which an application has already been submitted to the appropriate titling Authority) and each of the Vehicles and all of the other Collateral is free from all Liens except for Permitted Liens.

           (b) Perfection of Security Interests. No filing, recordation or registration is necessary or advisable in order to perfect the security interest of Agent, for the benefit of the Lessors, in the Vehicles and other Collateral referred to in the foregoing subsection (a), other than (i) the filing or recording of financing statements under
     Article 9 of the applicable UCC in the jurisdictions contemplated by Section 3.7, and the recordation on the Certificate of Title for each Vehicle of the security interest of Agent, on behalf of the Lessors or (ii) in the case of any Sublease, the delivery to Agent of the chattel paper original of such Sublease, and upon the actions described in the foregoing clauses (i) and (ii), the security interests in the Vehicles and the other Collateral are enforceable, properly perfected, first-priority Liens, subject only to Permitted Liens; provided, however, that such actions may not be effective to perfect such security interest in certain Intellectual Property Collateral that can only be perfected by filing with the United States Patent and Trademark Office and certain items described in clause (e) of the definition of "Collateral" to the extent such items are stored in (but not made a part of) a Vehicle and located from time to time in jurisdictions where no such filing has been made or to the extent that any such item consists of a type of collateral in which a security interest cannot be perfected by taking such actions.

           (c) Appraisal Data. The information provided by each Lessee and Guarantor to the Appraiser and forming the basis for the conclusions set forth in the Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information necessary to make the information provided not materially misleading.

           (d) Corporate Existence. Each of the Lessees and Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and each such Person is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each state where, because of the nature of its activities or properties, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect.

           (e) Corporate Authority. Each of the Lessees and Guarantor has all requisite corporate power and authority to execute, deliver, and perform its respective obligations under each Operative Agreement to which it is a party.

           (f) Authorization; Non-Contravention. The execution and delivery by each of Lessees and Guarantor of the
     Operative Agreements to which it is a party, and the performance by each such Person of its respective obligations under such Operative Agreements, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) violate any provision of any law, rule or regulation presently in effect having applicability to any Lessee or Guarantor or of any order, writ, judgment, decree, determination or award presently in effect having applicability to any Lessee or Guarantor, which violation or violations would have, individually or in the aggregate, a Material Adverse Effect; (ii) violate any provision of the charter or bylaws of any Lessee or Guarantor; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which any Lessee or Guarantor is a party or by which any of such Persons or their respective properties may be bound or affected, which breaches or default would have, individually or in the aggregate, a Material Adverse Effect; or (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by any Lessee or Guarantor (other than the security interest contemplated by the Lease); and none of the Lessees or Guarantor is in default under or in violation of its respective charter or bylaws.

           (g) Binding Effect. Each of the Operative Agreements to which any Lessee or Guarantor is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            (h) Absence of Litigation, etc. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the knowledge of Guarantor or any Lessee, threatened against Guarantor or any Lessee in which there is a reasonable possibility of an adverse decision which, if adversely determined, would have a Material Adverse Effect.

            (i) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, including, without limitation, the Securities and Exchange Commission, or with any securities exchange, is or will be required in connection with the execution and delivery by any Lessee or Guarantor of the Operative Agreements to which they are party, the performance by any Lessee or Guarantor of their respective obligations under such Operative Agreements or the ownership, operation and maintenance of the Vehicles as contemplated by the Operative Agreements, except as described in Section 5.1(b).

           (j) Location of Offices. The principal place of business and chief executive office (as such term is used in Article 9 of the UCC) of each Con-Way Lessee is located at 2882 Sand Hill Road, Suite 210, Menlo Park, California 94025, and of CFCD is located at 175 Linfield Road, Menlo Park, California 94025.

            (k) ERISA. Relying upon the accuracy of the representations in Section 5.2(a) hereof, the execution and delivery of the Operative Agreements by Lessees and Guarantor will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

           (l) Taxes. Each Lessee and Guarantor has filed or caused to be filed all United States Federal and all other material tax returns that are required to be filed by each such Person, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by any Lessee or Guarantor to the extent that such taxes have become due and payable except to the extent that taxes due, but unpaid, are being contested in good faith by such Lessee or Guarantor by appropriate action or proceeding and, to the extent (if any) that such taxes are not due and payable, has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP.

            (m) Compliance with Laws. The Vehicles, the properties from which they are operated and serviced and the current operation thereof and thereon do not violate any laws, rules, regulations, or orders of any Authorities that are applicable thereto, including, without limitation, any thereof relating to matters of occupational safety and health or Environmental Laws, or motor vehicles or the titling or registration thereof, except for such violations as would not have, individually or in the aggregate, a Material Adverse Effect.

           (n) Disclosure. Taken as a whole, neither this Participation Agreement, nor any offering materials, nor the other Operative Agreements to which each Lessee or Guarantor is or will be a party nor the other documents and certificates furnished pursuant to this Participation Agreement to Agent, or the Lessors in connection with the transactions contemplated by this Participation Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances under which they were made, not misleading.

           (o) Impositions. No sales, use, excise, transfer or other tax, fee or imposition shall result from the titling, registration or delivery of a Vehicle on or before any Delivery Date, except such taxes, fees or impositions that have been paid in full on or prior to the applicable Delivery Date, except with respect to sales and use taxes owing in connection with a transfer which shall be paid monthly or quarterly as due and payable.

          (p)  Certain Vehicle Matters.

                    (i) Each Vehicle accepted by the Lessors on a Delivery Date which is to be used in interstate commerce will be properly registered pursuant to the International Registration Plan as in effect in the state in which such Vehicle is titled on such Delivery Date.

                     (ii)  Each Vehicle has a gross weight rating
          of more than 16,000 pounds, and none of the Vehicles has been specially constructed, rebuilt, reconstituted or assembled.

                    (iii) No Lessee is in the business of selling vehicles and the Vehicles do not constitute "inventory" under any applicable UCC.

                     (iv) Each Vehicle is manufactured within the United States of America.

                    (v) In connection with the submission of each application to have the Lien of Agent, for the benefit of the Lessors, listed on each Certificate of Title, the applicable Lessee has submitted sufficient evidence of ownership of the applicable Vehicle to the relevant motor vehicle titling Authority.

           (q) Registration of Vehicles Used in Intrastate or Interstate Commerce. Each Vehicle accepted by the Lessors on a Delivery Date will be, when the applicable Lessee takes possession thereof and at all times thereafter, either (i) used in interstate commerce, titled in a State with respect to which Agent and Lessors have received an opinion in the form of Exhibit C-1 and registered in a State which is a party to the International Registration Plan or (ii) used in intrastate commerce, registered in the State in which it is so used and titled in a State with respect to which Agent and Lessors have received an opinion in the form of Exhibit C-1.

          (r) Holding Company. Neither any Lessee nor Guarantor is subject to regulation as a "holding company," an
     "affiliate" of a "holding company", or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           (s)   Investment Company Act.  Neither any Lessee  nor
     Guarantor   is   an  "investment  company"  or   a   company
     "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (t) Intellectual Property. There are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Vehicles, or proprietary, patented or patentable modifications or Parts used in connection with the Vehicles, the unavailability of which would have a material adverse effect on the current Fair Market Value of the Vehicles.

           (u) Subjection to Regulation. Neither Agent nor any Lessor will, solely by reason of entering into the Operative Agreements or the consummation and performance of the transactions contemplated thereby (other than upon the exercise of remedies under the Lease) (i) be required to qualify to do business in any jurisdiction, (ii) become subject to ongoing regulation by any Authority as a company engaged in the business of any Lessee in any jurisdiction or
     (iii) to the best knowledge of each Lessee and Guarantor, become subject to any other ongoing regulation of its
     operations   by  any  Authority  (other  than   any   taxing
     Authority).

          (v) Use of Proceeds. The use of the proceeds from the transaction contemplated by the Operative Agreements will not violate or result in any violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

           (w)   Absence  of Defaults.  No Incipient  Default  or
     Event  of Default has occurred and is continuing, and  since
     June 30, 1994 there has occurred no Material Adverse Effect.

           (x) Absence of Casualty. No Casualty has occurred with respect to the Vehicles being delivered on such Delivery Date.

          (y) Solvency. The transfer of Vehicles made by Lessee on the relevant Delivery Date will not render any Lessee insolvent, nor will it be made in contemplation of any Lessee's insolvency; the value of the assets and properties of each Lessee at fair valuation and at their then present fair salable value is and, after such transfers, will be greater than such Lessee's total liabilities, including contingent liabilities, as they become due; the property remaining in the hands of each Lessee after such transfers was not and will not be an unreasonably small amount of capital.

           (z)   Insurance.  All insurance coverages required  by
     Section 7.1 of the Lease are in full force and effect and there are no past due premiums in respect of any such insurance.

           (aa) SEC Reports. At least three (3) Business Days prior to the Initial Delivery Date, Guarantor shall have delivered to Agent and Lessors copies of its most recent Annual Report on Form 10-K and its 2 most recent Quarterly Reports on Form 10-Q, in each case as filed with the
     Securities and Exchange Commission; the consolidated financial statements set forth in such Reports have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby and on a basis consistent with prior periods; and such consolidated financial statements fairly present the consolidated financial condition of Guarantor and its consolidated subsidiaries at such dates and the consolidated results of their operations for such periods.

            (bb) Private Offering. Neither any Lessee nor Guarantor, nor anyone acting on behalf of either of them, has taken or will take any action which will subject the issue and sale of any interest being acquired by the Lessors under the Operative Agreements to the requirements of
     Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and, assuming the truth and accuracy of the representations set forth in Section 5.2(b), the issuance, sale and delivery of such interests under the circumstances contemplated by this Agreement do not require the registration of such interests under the Securities Act or the qualification of any of the Operative Agreements under the Trust Indenture Act of 1939, as amended.

           (cc) Brokers, etc. Neither any Lessee nor Guarantor has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby, other than BALCAP. Each Lessee shall be responsible for, and shall indemnify, defend and hold each Lessor harmless from and against any and all claims, liabilities or demands by any Person for broker's, finder's, investment banker's or agent's fees, commissions or other entitlements with respect the Operative Agreements and the transactions contemplated thereby (except to the extent arising from a breach of Section 5.2(c) or Section 5.3(f), or from any claim made by BALCAP).

S2      Representations and Warranties of Lessors.  Each  of  the
Lessors hereby represents and warrants severally but not jointly to the other Participants as set forth in this Section 5.2.

          (a) ERISA. Such Lessor is not and will not be funding any of its Commitment or performing any of its obligations under the Operative Agreements with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a "plan" (as defined in Section 4975(e)(1) of the Code.

           (b) Investment. The interest being acquired by such Lessor under the Operative Agreements is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lessor shall be entitled to assign, transfer or convey its interest in accordance with Section 11.8.

           (c) Brokers, etc. Such Lessor has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby, other than BALCAP.

S3      Representations and Warranties of Agent.   BA  Leasing  &
Capital   Corporation,   in  its  individual   capacity,   hereby
represents and warrants to the other Participants as set forth in this Section 5.3.

            (a) Organization and Authority. Agent is a corporation duly organized and validly existing in good standing under the laws of California and has the corporate power and authority to enter into and perform its obligations under the Operative Agreements.

           (b) Authorization; Binding Effect. The Operative Agreements to which Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Agent, and this
     Participation Agreement is, and such other Operative Agreements are, or, when so executed and delivered by Agent will be, valid, legal and binding agreements of Agent, enforceable against Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

           (c) Non-Contravention. Neither the execution and delivery by Agent of the Operative Agreements to which it is or will be a party, either in its individual capacity, as Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the articles of incorporation or by-laws of Agent; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which Agent, either in its individual capacity, as Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Agent, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Agreement to which it is or will be a party, either in its individual capacity, as Agent, or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any Authority applicable to it in its individual capacity, as Agent, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Agreement to which it is or will be a party.

            (d) Absence of Litigation, etc. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Agent, threatened against it which would be reasonably likely to adversely affect Agent's ability to perform its obligations under the Operative Agreements to which it is party.

            (e) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, is or will be required in connection with the execution and delivery by Agent of the Operative Agreements to which it is party or the performance by Agent of its obligations under such Operative Agreements.

          (f) Brokers, etc. Agent has not engaged or authorized any broker, finder, investment banker or other third party (other than Bank of America, National Trust and Savings Association) to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby.


AVI                                COVENANTS

S1 Covenants of Lessees. Each of the Lessees, jointly and severally, covenants and agrees with the Lessors and Agent that during the Lease Term, and, if Lessees have not purchased the Vehicles pursuant to the Lease, for 90 days thereafter, each Lessee shall comply with each of the following provisions of this
Section 6.1.

      (a) Corporate Existence, etc. Subject to Section 6.1(c) and any merger permitted thereby pursuant to which any Lessee ceases to exist (in which case this subsection (a) shall apply to the surviving corporation of such merger), each Lessee shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and powers and franchises and its power and authority to perform its obligations under the Operative Agreements, including, without limitation, any necessary qualification or licensing in any foreign jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect.

      (b) Compliance With Laws. Each Lessee shall comply with all applicable statutes, regulations, franchises, and orders of, and all applicable restrictions imposed by, any Authority, in respect of the conduct of its business and the ownership of its properties (including, without limitation, applicable statutes, rules, ordinances, regulations and orders relating to Environmental Laws), except for such instances of non-compliance which would not have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, Lessees shall at all times be responsible for, and shall comply with, all provisions of any Authority with respect to the titling and registration of Vehicles.

     (c) Mergers, Consolidations, Dispositions. No Lessee shall consolidate with or merge into any other Person, or convey, transfer or lease all or substantially all of its assets to any other Person (other than another Lessee), unless:

           (i) subject to compliance with Section 6.2(c), the Person resulting from such consolidation or merger, or the Person which acquires all or substantially all of a Lessee's assets (the "Surviving Corporation"), is a corporation organized under the laws of the United States of America or any State thereof which is a Subsidiary of Guarantor, and executes and delivers to Agent and each Lessor an Assumption Agreement substantially in the form of Exhibit G hereto, pursuant to which the Surviving Corporation shall succeed to and assume all of the obligations of the Lessee with which it is so merged or whose assets it so acquires under the Operative Agreements and for all purposes thereafter be deemed to be such Lessee thereunder;

            (ii)   Guarantor  shall  execute  the  aforementioned
     Assumption Agreement in reaffirmation of the Guarantee;

           (iii) at the time of, and immediately after giving effect to, such transaction, there shall exist no Incipient
     Default or Event of Default;

            (iv) promptly upon the consummation of such transaction, such Surviving Corporation shall cause the Certificate of Title for each Vehicle acquired by it pursuant to such transaction to be reissued with such Surviving Corporation listed as the holder of title to each such Vehicle (unless it has provided to Agent and each Lessor, prior to the consummation of such transaction, an opinion of counsel acceptable to Agent to the effect that such re-titling is not required under applicable law), with the interests of Agent and Lessors as lienholders duly noted thereon, and such Surviving Person shall comply with the provisions of Sections 6.1(f) and (g) in connection therewith, for such purposes treating the date of consummation of such transaction as a "Delivery Date"; and

          (v) promptly upon the consummation of such transaction, each Lessor and Agent shall have received an opinion of counsel to such Surviving Corporation and Guarantor with respect to the validity of such transaction and as to the enforceability of the Assumption Agreement and the other Operative Agreements against such Surviving Corporation and as to the continued enforceability of the Guarantee.

      (d) Liens. No Lessee shall incur or suffer to exist any Lien on any of the Collateral other than Permitted Liens. Without limiting the foregoing, no Lessee shall assign or pledge any of its rights under any Sublease to any Person other than Agent.

      (e) Change of Name or Location. Each Lessee shall furnish to Agent notice on or before the 30th day prior to any relocation of its chief executive office or principal place of business, or change of its name.

     (f)  Perfection and Maintenance of Security Interest.

          (i) Lessees, at their expense, shall cause, as soon as possible, but in any event no later than the 10th day after any request, financing statements (and continuation statements with respect thereto) and all other documents necessary or reasonably requested by Agent in connection with the establishment and perfection of the interest of Agent in the Collateral, to be recorded or filed at the locations contemplated by Section 3.7, and in such manner, and, at its expense, shall take, or shall cause to be taken, all such other action as may be necessary or reasonably requested by Agent or the Required Lessors in order to establish, preserve, protect and perfect the rights, titles and interests of Agent, on behalf of the Lessors, to the Collateral.

          (ii) Within 15 days following the Initial Delivery Date, and in any event on or prior to the second Delivery Date, Agent, Lessors, Lessees and Lessees' Representative shall have entered into a Collateral Agency Agreement with a Collateral Agent, which Collateral Agency Agreement shall be substantially in the form of Exhibit H with only such changes as the Required Lessors may approve, but in no event involving a diminution of the duties of the Collateral Agent from those set forth in Exhibit H.

          (iii) All Certificates of Title relating to Vehicles delivered on the Initial Delivery Date shall indicate the address of Agent set forth in Section 11.4 as the address of the lienholder thereon, and all Certificates of Title relating to Vehicles delivered following the consummation of the Collateral Agency Agreement shall indicate the address of the Collateral Agent set forth in the Collateral Agency Agreement as the address of the lienholder thereon.

          (iv) Lessees shall, no later than seventy-five (75) days following each Delivery Date, have delivered to the Collateral Agent for inspection and custody pursuant to the Collateral Agency Agreement the originals of all Certificates of Title to the Vehicles purchased on such Delivery Date of which CFCD or Con-Way Intermodal, Inc. is Lessee, showing CFCD or Con-Way Intermodal, Inc., as the case may be, as owner of record, naming Agent, on behalf of the Lessors (and Lessors to the extent permitted under applicable law and procedure to be so named), on the face of such Certificates of Title as having a perfected first security interest in such Vehicles, and reflecting no other Liens.

          (v) With respect to Certificates of Title for Vehicles other than those described in the foregoing clause
          (iv), Lessees' Representative shall, no later than seventy-five (75) days following each Delivery Date, have delivered to Agent and each Lessor an Officer's Certificate certifying that each such Certificate of Title is in the possession of Lessees' Representative, shows a Lessee as owner of record, and names Agent, on behalf of the Lessors (and Lessors to the extent permitted under applicable law and procedure to be so named), on the face of such Certificates of Title as having a perfected first security interest in such Vehicles, and reflecting no other Liens. All Certificates of Title so held by Lessees' Representative shall be available for inspection by Agent during normal business hours, and Lessees' Representative shall deliver possession of such Certificates of Title to Agent immediately upon Agent's request therefor. Not later than January 2, 1995 (or in the event the Mergers are consummated, upon receipt of the Certificates of Title from the applicable titling Authority but in no event later than the 75th day following the consummation of the Mergers), Lessees shall deliver each Certificate of Title described in this clause (v) to the Collateral Agent for custody and inspection pursuant to the terms of the Collateral Agency Agreement, which Certificate of Title shall reflect the interests of the applicable Lessee and Agent (or Agent and the Lessors) as described in the first sentence of this clause (v)).

          (vi) Notwithstanding the foregoing, if naming Agent (and, if permitted as aforesaid, Lessors) as a secured party on such Certificate or Certificates of Title as hereinabove contemplated is not adequate to perfect the first priority security interest of Agent, for the benefit of the Lessors, then Lessees shall, within the applicable time period specified above, deliver to
          Agent,  in  addition  to the original  Certificates  of
          Title, all such other documents or filings as reasonably required by Agent or the Required Lessors to ensure that Agent, on behalf of the Lessors, has a perfected first priority security interest in such Vehicles.

      Without limiting the foregoing, in the event that any application for registration of such Lien on the Certificate of Title to any Vehicle shall be rejected by the applicable Authority, Lessees shall make such corrections as may be necessary in order that such registration shall be re-submitted to the applicable Authority not more than fifteen (15) days following the initial rejection thereof, and duly completed not more than sixty (60) days following such re-submission.
Following delivery of any Certificate of Title to Collateral Agent pursuant to this Section 6.1(f), or following receipt by Lessees' Representative of any Certificate of Title as contemplated by clause (v) hereof, no Lessee nor Lessees' Representative shall, without the prior written approval of Agent, change the State of title or the Certificate of Title of any Vehicle, apply for an additional Certificate of Title for any Vehicle, or otherwise modify such Certificate of Title (except in connection with the Mergers, with respect to which Lessees or Lessees' Representative shall comply with all of the other provisions of clause (v) and of Section 6.1(c)). The Required Lessors shall instruct Agent to grant such written approval upon Lessees' satisfaction of the provisions of this Section 6.1(f) with respect to the perfection of Agent's security interest, on behalf of the Lessors, in such Vehicle (or any Replacement Vehicle) and upon receipt by Agent and each Lessor of an opinion of counsel substantially to the effect of the matters set forth in Exhibit C-1 with respect to the jurisdiction in which such Vehicle is to be titled or registered (to the extent that Agent and Lessors have not previously received such an opinion of counsel with respect to such jurisdiction). The security interest of Agent, on behalf of the Lessors, on any Certificate of Title shall not be removed therefrom, nor shall any other security interest be noted thereon, unless and until such Vehicle is to be released from the Lien created by the Lease in accordance with the applicable provisions of the Operative Agreements. No Lessee shall, without the prior written approval of Agent, register any Vehicle in any manner that would render
Section 5.1(q) untrue with respect to such Vehicle as of any date of determination.

      It is expressly understood that to the extent that any Certificate of Title is in the possession of any Lessee or Lessees' Representative, such possession shall be strictly for the benefit of Agent and the Lessors and solely in accordance with the provisions of the Operative Agreements.

      (g) Mandatory Purchase Following a Delivery Date. If Lessees shall upon the expiration of the applicable time period set forth in Section 6.1(f) fail to deliver the Officer's Certificate described in Section 6.1(f)(v) with respect to any Vehicle or fail to deliver to the Collateral Agent the original Certificate of Title for any Vehicle, evidencing no other Liens other than that of Agent, for the benefit of the Lessors, then Lessees shall, on the Payment Date immediately following the expiration of such time period, purchase each of the Vehicles for which Lessees have failed to satisfy any such requirement and pay to Agent, for the benefit of the Lessors, on such Payment Date a portion of the Lease Balance equal to the Casualty Amount for each such Vehicle, plus the applicable Administrative Charge on such portion of the Lease Balance. Upon Lessors' receipt of the payments described in the preceding sentence and all Rent then due and payable under the Lease and each of the Lease Supplements, Agent shall transfer its interest in such Vehicle or Vehicles to the Lessee of each such Vehicle in accordance with the last two sentences of Section 12.1 of the Lease. Notwithstanding the foregoing, if the amount of the Lease Balance repaid from the Initial Delivery Date to any date of determination pursuant to this Section 6.1(g) and the last sentence of Article X of the Lease exceeds $4,000,000 in the aggregate, Lessee shall be required to repay the entire outstanding Lease Balance, together with the applicable Administrative Charge and all accrued but unpaid Variable Rent to the date of such repayment.

     (h) Collateral Agency. Lessees and Lessees' Representative shall comply with all of the terms and provisions of the Collateral Agency Agreement.

      (i) Additional Information. Promptly upon receipt of a written request from Agent or any Lessor, Lessees shall deliver to such requesting party such other data and information as from time to time may be reasonably requested.

      (j) Reports to Lessors. Each Lessee shall, concurrently with any notice, delivery or other communication required to be delivered to Agent pursuant to any Operative Agreement, deliver a copy of such notice, delivery or other communication to each Lessor at such Lessor's current address.

S2 Covenants of Guarantor. Guarantor covenants and agrees with Agent and each of the Lessors that during the Lease Term and, if Lessees have not purchased the Vehicles pursuant to the Lease, for 90 days thereafter, that Guarantor shall comply with the following provisions of this Section 6.2.

      (a) Corporate Existence, etc. Subject to Section 6.2(b) and any merger permitted thereby pursuant to which Guarantor ceases to exist (in which case this subsection (a) shall apply to the surviving corporation of such merger), Guarantor shall, and (subject to Section 6.1(c)) shall cause each Lessee to, at all times maintain its corporate existence, and Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its and Lessee's full corporate power and authority to perform their respective obligations under each Operative Agreement to which each of them is or will be a party.

     (b) Mergers, Consolidations, Dispositions. Guarantor shall not, and shall not permit any of its Subsidiaries to (except as permitted by Section 6.1(c)), consolidate with or merge into any other Person, or convey, transfer or lease all or substantially all of its assets to any other Person, unless:

          (i) the Person resulting from any such consolidation or merger to which Guarantor is a party, or the Person which acquires all or substantially all of Guarantor's assets, is a corporation organized under the laws of the United States of America or any State thereof, and executes and delivers an agreement in form and substance satisfactory to Agent containing an assumption by such Person of the due and punctual performance and observation of each covenant, condition and agreement of Guarantor under this Agreement, the Guarantee and each of the other Operative Agreements to which Guarantor is a party; and

           (ii) at the time of, and immediately after giving effect to, such transaction, there shall exist no Incipient
     Default or Event of Default.

      (c) Ownership of Lessees; Compliance. Guarantor shall at all times be the sole record and beneficial owner, directly or indirectly, of at least 80% of the issued and outstanding shares of capital stock (on a fully diluted basis) of each Lessee. Guarantor shall not permit any Liens to exist on any such capital stock, or, except as permitted by Section 6.1(c), any liquidation or dissolution of any Lessee. Guarantor shall cause each Lessee to comply with the covenants of the Lessees set forth in the Operative Agreements.

      (d) Revolving Credit Facility. Guarantor shall at all times comply, and shall cause each of its Subsidiaries to comply, with the Financial Covenants set forth in the Revolving Credit Facility (giving effect to any applicable grace and cure periods), and in determining compliance with such covenants for purposes of this Agreement at any time following the termination of such facility, any action that would require consent or approval thereunder shall require the consent or approval of Agent at the direction of the Required Lessors.

       (e) ERISA Events. Promptly upon any Lessee's or Guarantor's becoming aware of the occurrence of any matter or matters referred to in the following clauses (i), (ii) and (iii) involving liability that may reasonably be expected to exceed, individually or in the aggregate, $30,000,000, Guarantor shall notify Agent and each of the Lessors in writing specifying the nature thereof, what action Guarantor or the Related Person is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto: (i) a "Reportable Event" as such term is defined in
Section 4043 of ERISA, (ii) an "Accumulated Funding Deficiency" as such term is defined in Section 302 of ERISA, or (iii) a "Prohibited Transaction", as such term is defined in 4975 of the Code or described in Section 406 of ERISA, in connection with any Pension Plan (or any trust created thereunder).

      (f) Notice of Defaults. Promptly upon, but in no event later than five (5) days after any Lessee or Guarantor shall have obtained Actual Knowledge thereof, Guarantor shall notify Agent and each Lessor in writing of the existence of an Incipient Default, Event of Default, or any other matter which has resulted in or could reasonably be expected to have a Material Adverse Effect, which notice shall describe the nature of such Incipient Default, Event of Default or other matter and the action any Lessee or Guarantor is taking with respect thereto.

      (g) Notice of Proceedings. Promptly upon any Lessee's or Guarantor's becoming aware of (i) any proposed or pending investigation of Guarantor, any Lessee, or any of their Subsidiaries by any Authority, (ii) any court or administrative proceeding involving any Person described in the foregoing clause
(i), or (iii) any notice, claim or demand from any Authority which alleges that any such Person is in violation of any law or has failed to comply with any order issued pursuant to any
Federal, state or local statute regulating its operation and business, which in any such case involves (A) one or more claims involving an aggregate amount of $30,000,000 or more with respect to Guarantor and the Lessees taken as a whole, or
(B) individually or in the aggregate, the reasonable expectation of a Material Adverse Effect, Guarantor shall notify Agent and each of the Lessors specifying its nature and the action any Lessee or Guarantor is taking with respect thereto.

     (h)  Periodic Reporting.  Guarantor shall deliver to Agent:

          (i) promptly following such delivery or filing (but in no event more than 45 days following the end of each fiscal quarter in the case of Quarterly Reports and no more than 120 days following the end of each fiscal year in the case of Annual Reports), a copy of each Quarterly Report on Form 10-Q or any Annual Report on Form 10-K in either case as filed with the Securities and Exchange Commission or any successor agency, and a copy of any other report or statement required by any applicable law, authority or regulatory body to be delivered to Guarantor's stockholders, any regular or periodic report and any Current Report on Form 8-K filed by Guarantor with any securities exchange or with the Securities and Exchange Commission or any successor agency, provided that if at any time Guarantor shall cease to be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 this provision shall be modified to require the delivery of quarterly and annual balance sheets and financial statements of Guarantor (which, in the case of annual balance sheets and financial statements, shall be audited) comparable to those included in the aforementioned Annual Reports and Quarterly Reports;

           (ii) concurrently with each delivery pursuant to the foregoing paragraph (i), but in any event not later than the 45th day after the end of each quarterly accounting period in each fiscal year of Guarantor, an Officer's Certificate of Guarantor stating that such officer has reviewed the activities of Lessees and Guarantor during such period and that, to the best of such officer's knowledge, during such period Lessees and Guarantor have performed and fulfilled each and every covenant, obligation and condition contained in the Operative Agreements, no Incipient Default, Event of Default or Casualty exists under any of the Operative Agreements, or if such condition shall exist, specifying the nature and status thereof; and

           (iii)   if (A) Guarantor shall cease to be subject  to
     Section 13 or 15(d) of the Securities Exchange Act of 1934, and (B) Agent or any Lessor at the time outstanding shall request that Guarantor deliver to Agent, or to such Lessor, information with respect to Guarantor that meets the requirements of Rule 144A(d)(4)(i) of such Act (or any successor provision), then: (x) promptly following the receipt by Guarantor of that request, Guarantor shall deliver such information to Agent, or to such Lessor, and
     (y) such information shall, at the time of such delivery, be as of a date so as to be entitled to the presumption that such information is "reasonably current" within the meaning of Rule 144A(d)(4)(ii) of such Act (or any successor provision.

           In addition to the foregoing, Guarantor shall deliver to Agent and each Lessor, together with each delivery pursuant to the foregoing clause (i), a copy of any compliance certificate required to be delivered pursuant to the Revolving Credit Facility with respect to any Financial Covenant, accompanied by an Officer's Certificate of Guarantor authorizing Agent and each Lessor to rely on such compliance certificate. Guarantor shall provide Agent with a current copy of the Revolving Credit Agreement as in effect from time to time, including all amendments,
     modifications   and   supplements   thereto   and    waivers
     thereunder.

      (i) Additional Information. Promptly upon receipt of a written request from Agent or any Lessor, Guarantor shall deliver to such requesting party such other data and information as from time to time may be reasonably requested.

     (j) Reports to Lessors. Guarantor shall, concurrently with any notice, delivery or other communication to Agent pursuant to any Operative Agreement, deliver a copy of such notice, delivery or other communication to each Lessor at such Lessor's current address.

S3 Covenants of Agent and Lessors. Agent, in its individual capacity, and each of the Lessors, covenants and agrees with each of the other parties that: (a) it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens arising by, through or under it on the Collateral, other than Permitted Lessor Liens; (b) it will, at its own cost and expense, promptly take such action in its individual capacity as may be necessary to discharge fully such Lessor Liens created by it on the Collateral, other than Permitted Lessor Liens; and (c) it will not, except in compliance with the Operative Agreements, sell, transfer or otherwise dispose of all or any part of the Vehicles or the other Collateral.


AVII                               GENERAL INDEMNITIES

S1 Indemnity. Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by applicable law, Lessees and Guarantor waive and release any claims now or hereafter existing against Indemnitees on account of, and shall jointly and severally indemnify, reimburse and hold the Indemnitees harmless (subject to Section 8.3) from, any and all claims by third parties (including, but not limited to, claims relating to trademark or patent infringement and claims based upon negligence, strict liability in tort, violation of laws, including, without limitation, Environmental Laws, statutes, rules, codes or orders or claims arising out of any loss or damage to any property or death or injury to any Person), any losses, damages or obligations owing to third parties, any penalties, liabilities, demands, suits, judgments or causes of action, and all legal proceedings (either administrative or judicial), in each case whether or not the Indemnitee is a party thereto, and any costs or expenses in connection therewith (including costs incurred in connection with discovery) or in connection with the enforcement of this indemnity (including reasonable attorneys' fees and expenses, and fees and expenses of internal counsel, incurred by the Indemnitees), including, in each case, matters based on or arising from the negligence of Indemnitees (subject to the proviso below), which may be imposed on, incurred by or asserted against the Indemnitees by Persons other than Lessees and Guarantor (except to the extent arising by or through a claim of a third party) in any way relating to or arising in any manner out of:

           (a) the registration, purchase, taking or foreclosure of a security interest in, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, return or other disposition of any of the Vehicles, or any defect in any such Vehicle, arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, overhaul or testing of any such Vehicle regardless of when such defect shall be discovered, whether or not such Vehicle is in the possession of any Lessee or Guarantor and no matter where it is located; or

           (b) this Participation Agreement, any other Operative Agreement or any document or certificate delivered in connection therewith, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby;

provided that Lessees and Guarantor shall not be obligated to indemnify an Indemnitee for any such claim, loss, damage, liability, obligation, penalty, demand or suit to the extent the same results directly from

          (c) the willful misconduct or gross negligence of such Indemnitee;

           (d) the incorrectness in any material respect of any representation or warranty made by such Indemnitee in the Operative Agreements;

           (e) the creation or existence of a Lessor Lien attributable to such Indemnitee;

           (f) a disposition by such Indemnitee of any Vehicle following the purchase of such Vehicle by such Indemnitee from Agent in a foreclosure sale or any use or operation of such Vehicle following such disposition (other than use or operation by any Lessee or Sublessee or an Affiliate, agent or representative of any Lessee); or

           (g) any Impositions described in Section 8.1 except any amount necessary under this Section 7.1 to hold the Indemnitee harmless (subject to Section 8.3) from all Impositions required to be paid by such Indemnitee with respect to the receipt or accrual of such indemnity under the laws of any Authority in the United States;

provided, however, that nothing in the preceding proviso shall be deemed to exclude or limit any claim that any Indemnitee may have under any Operative Agreement or applicable laws from Lessees or Guarantor for breach of their representations, warranties or covenants.

S2 Excessive Use Indemnity. In the event that at the end of the Lease Term: (a) Lessees elect the Sale Option; and (b) after paying to Agent any amounts due under Section 11.1(c) of the Lease, Proceeds and the Sale Recourse Amount, Agent does not have sufficient funds to reduce the Lease Balance to zero, then Lessees shall promptly pay over to Agent the shortfall unless Lessees deliver a report from the Appraiser in form and substance satisfactory to the Required Lessors which establishes that the decline in value in each Vehicle which was sold pursuant to the Sale Option from that amount anticipated for such date in the Appraiser's report delivered with respect to such Vehicle on the applicable Delivery Date was not due to extraordinary use, failure to maintain or replace, failure to use, workmanship or method of installation or removal or any other cause or condition within the power of Lessees to control or effect (each an "Excessive Use").

S3 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Authority ("Change in Law") affects or would affect the amount of capital required or expected to be maintained by any Lessor directly or by its parent company (including, without limitation, any reserve requirements specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities" as defined in Regulation D of such Board of Governors) and such Lessor determines (in its sole and absolute discretion) that the rate of return on it or its parent's capital as a consequence of the Funding made by such Lessor hereunder to pay its share of the Purchase Price is reduced to a level below that which such Lessor or its parent could have achieved but for the occurrence of any such circumstances, then, in any such case, upon written notification from time to time by such Lessor to Lessees' Representative, Lessees shall, within five (5) Business Days following receipt of the statement referred to in the next sentence, pay directly to such Lessor additional amounts sufficient to compensate Lessor or its parent for such reduction in rate of return (subject to
Section 8.3). A statement of a Lessor as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessees. In determining such amount, each Lessor shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable. Notwithstanding the foregoing, any demand by a Lessor pursuant to this Section
7.3 shall be made in writing within 120 days after such Lessor receives actual notice or obtains actual knowledge of the matter giving rise to such demand. In the event such Lessor fails to make such demand within such 120 day period, Lessees shall have no obligation to pay any portion of the demanded payment accruing prior to the 120th day preceding such demand.

S4 LIBO Rate Unlawful. If any Lessor shall determine in good faith (which determination shall, upon notice thereof to Lessees' Representative, be conclusive and binding on Lessee) that a Change in Law makes it unlawful, or the central bank or other
Authority asserts that it is unlawful, for such Lessor to make, continue or maintain any amount of such Lessor's Funding on a LIBO Rate basis, the obligations of such Lessor to make, continue or maintain any such Funding shall, upon such determination, forthwith be suspended until such Lessor shall notify Lessees' Representative that the circumstances causing such suspension no longer exist, and all Variable Rent allocable to such Lessor, commencing with the Rent Period in which such notice is given, shall automatically be determined on a Base Rate basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law or assertion.

S5 Funding Losses. Lessees agree to reimburse any Lessor for any loss or expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lessor to make, continue or maintain any portion of its Outstanding Investment as a LIBO Rate financing) as a result of (i) the failure of the transaction contemplated by Article I of the Lease to occur on or before the Delivery Date specified in the Delivery Date Notice or (ii) any payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date. Lessor shall promptly notify Lessees' Representative in writing of the amount of any claim under this Section 7.5, the reason or reasons therefor and the additional amount required fully to compensate such Lessor for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessees.
S6 Actions of Affected Lessors. Each Lessor shall use reasonable efforts (including reasonable efforts to change the booking office for this transaction) to avoid or minimize any amounts which might otherwise be payable pursuant to Section 7.3; provided, however, that such efforts shall not be deemed by such Lessor, in its sole discretion, to be disadvantageous to it. In the event that such reasonable efforts are insufficient to avoid or minimize such amounts that might be payable pursuant to
Section 7.3, then such Lessor (the "Affected Lessor") shall use its reasonable efforts to transfer to any other Lessor approved by Lessees' Representative (which itself is not then an Affected Lessor) its rights and obligations hereunder; provided, however, that such transfer shall not be deemed by such Affected Lessor, in its sole discretion, to be disadvantageous to it (other than the economic disadvantage of ceasing to be a Lessor). In the event that the Affected Lessor is unable, or otherwise is unwilling, so to transfer its rights and obligations, Lessees' Representative may designate an alternate financial institution to purchase the Affected Lessor's rights and obligations hereunder, at the amount of such Lessor's Outstanding Investment plus accrued Variable Rent, indemnities, and other amounts owing to such Lessor and, subject to the provisions of Sections 7.5 and 11.8, the Affected Lessor shall transfer its rights and obligations to such alternate financial institution and such alternate financial institution shall become a Lessor hereunder.


AVIII                              GENERAL TAX INDEMNITY

S1 General Tax Indemnity. Lessees and Guarantor agree to pay or reimburse Indemnitees for, and to indemnify and hold Indemnitees harmless from, all Impositions arising at, or relating to, any time prior to or during the Base Period or Renewal Terms, or upon any termination of the Lease or prior to, or upon the return of, the Vehicles to Agent, and levied or imposed upon Indemnitees directly or otherwise, by any Federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority upon or with respect to: (a) the Vehicles or any other Collateral; (b) the exportation, importation, registration, purchase, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, maintenance, repair, return, sale (including to Agent or any Lessee pursuant to the Operative Agreements), transfer of title or other disposition thereof; (c) the rentals, receipts, or earnings arising from any of the Vehicles; or (d) the Lease or any payment made thereunder; provided that this Section 8.1 shall not apply to: (i) Impositions which are based upon or measured by the Indemnitee's net income, or which are expressly in substitution for, or relieve Indemnitee from, any actual Imposition based upon or measured by Indemnitee's net income;
(ii) Impositions characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value-added, license, property or similar Impositions); and
(iii) Impositions based upon the voluntary transfer, assignment or disposition by Agent or any Lessor of any interest in any of the Vehicles (other than a transfer pursuant to the exercise of remedies under the Operative Agreements, transfers pursuant to the exercise of the Sale Option or Fixed Price Purchase Option, a transfer to Lessees or otherwise pursuant to the Lease). Notwithstanding the foregoing provisions of this Section 8.1, Lessees shall pay or reimburse, and indemnify and hold harmless, any Lessor which is not incorporated under the laws of the United States, or a state thereof, and which has complied with
Section 8.5, from any deduction or withholding of any United States Federal income tax.

S2 Contest. Lessees shall pay on or before the time or times prescribed by law any Impositions (except any Impositions excluded by Section 8.1); provided, however, that Lessees shall be under no obligation to pay any such Imposition so long as the payment of such Imposition is not delinquent or is being contested by a Permitted Contest. If any claim or claims is or are made against any Indemnitee solely for any Imposition which is subject to indemnification as provided in Section 8.1, Indemnitee shall as soon as practicable, but in no event more than 20 days after receipt of formal written notice of the Imposition or proposed Imposition, notify Lessees' Representative and if, in the reasonable opinion of Lessees' Representative and (in the case of any Imposition which may reasonably be expected to exceed $100,000 in the aggregate) tax counsel acceptable to the Indemnitee, there exists a reasonable basis to contest such Imposition (and if the provisos of the definition of "Permitted Contest" continues to be satisfied and so long as no Event of Default exists), Lessees at their expense may, to the extent permitted by applicable law, contest such Imposition, and subsequently may appeal any adverse determination, in the appropriate administrative and legal forums; provided that in all other circumstances, upon notice from Lessees' Representative to such Indemnitee that there exists a reasonable basis to contest any such Imposition (as supported by an opinion of tax counsel to Lessees reasonably acceptable to the Indemnitee), the Indemnitee, at Lessees' expense, shall contest any such Imposition. Lessees shall pay all expenses incurred by the Indemnitee in contesting any such Imposition (including, without limitation, all reasonable attorneys' and accountants' fees, including the allocated costs of internal counsel), upon demand by the Indemnitee. Lessees shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation by such Person does not interfere with the Indemnitee's control of such contest and Lessees shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessees and the Indemnitee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which Lessees would be required to make a reimbursement payment hereunder will not be settled or compromised without Lessees' Representative's prior written consent (which consent shall neither be unreasonably delayed nor withheld other than in good faith), unless the provisos of the definition of "Permitted Contest" would not continue to be satisfied. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from Lessees' Representative, provided that: (x) Lessees on or before the date the Indemnitee execute a settlement or compromise pays the contested Imposition to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount acceptable to the Indemnitee; and (y) the settlement or compromise does not, in the reasonable opinion of the Indemnitee materially adversely affect the right of such Lessor to receive Rent or the Lease Balance or any other payment pursuant to the Operative Agreements, or involve a material risk of sale, forfeiture or loss of any of the Vehicles or any interest therein or any matter described in the provisos to the definition of "Permitted Contest". The failure of an Indemnitee to timely contest a claim against it for any Imposition which is subject to indemnification under Section 8.1 and for which it has an obligation to Lessees to contest under this Section 8.2 in the manner required by applicable law or regulations where Lessees' Representative has timely requested that such Indemnitee contest such claim shall relieve Lessees of their obligations to such Indemnitee under Section 8.1 with respect to such claim to the extent such failure results in the loss of an effective contest. If applicable law requires the payment of a contested Imposition as a condition to, or regardless of, its being contested, and Lessees choose to contest such Imposition or to direct the Indemnitee to contest such Imposition in accordance with this Section, then Lessees shall provide the Indemnitee with the funds to pay such Imposition, such provision of funds to be deemed a non-interest bearing loan by Lessees to the Indemnitee to be repaid by any recovery of such Imposition from such contest and any remaining unpaid amount not recovered to offset Lessees' obligation to indemnify the Indemnitee for such Imposition. In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Imposition for which the Indemnitee has been reimbursed by Lessees, the Indemnitee shall immediately remit the amount of such refund (or like adjustment) to Lessees' Representative, net of all costs and expenses incurred by such Indemnitee.

S3 Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Imposition which Lessees are required to pay or reimburse under
Article VII, Section 8.1 or Section 8.2 (each such payment or reimbursement under Article VII, Section 8.1 or Section 8.2, an "original payment") and which original payment constitutes income to such Indemnitee, then Lessees shall pay to such Indemnitee on demand the amount of such original payment on a gross-up basis such that, after subtracting all Impositions imposed on such Indemnitee with respect to such original payment by Lessees (including any Impositions otherwise excluded by Section 8.1 and assuming for this purpose that such Indemnitee was subject to taxation at the applicable Federal, state or local marginal rates used to compute such Indemnitee's tax return for the year in which such income is taxable), such payments shall be equal to the original payment to be received (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made).

S4 Tax Returns. Except as otherwise provided in the third sentence below, Lessees shall prepare and file (whether or not it is a legal obligation of an Indemnitee) all tax returns or reports  that  may  be required with respect to  any  Impositions assessed, charged or imposed on the Vehicles or the Lease, including, but not limited to sales and use taxes, property taxes (ad valorem and real property) and any other tax or charge based upon the ownership, leasing, subleasing, rental, sale, purchase, possession, use, operation, delivery, return or other disposition of any of the Vehicles or upon the rentals or the receipts therefrom (excluding, however, any tax based upon the net income of an Indemnitee or any tax which is in substitution for or relief of a tax imposed upon or measured by the net income of an Indemnitee). Lessees may notify in writing all applicable Authorities having jurisdiction with respect to personal property taxes that one of the Lessees is the appropriate party for receiving notices of (or copies of, if such Authority is required by law to notify Agent) assessment, appeal and payment with respect to the Vehicles. If an Indemnitee is obligated by law to file any such reports or returns, then Lessees shall, at least 10 days before the same are due, prepare the same and forward them to the Indemnitee, as appropriate, with detailed instructions as to how to comply with all applicable filing requirements, together with funds in the amount of any payment required pursuant thereto. Indemnitee shall forward to Lessees' Representative at its address listed in Section 11.4 copies of all assessment and valuation notices it receives within 10 days of receipt; provided that Indemnitee's failure to deliver such notices on a timely basis shall not relieve Lessees of any obligations hereunder. The Participants agree that neither they nor any corporation controlled by them, or under common control with them, directly or indirectly will at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the parties expressed in
Section 4.1.

S5 Withholding Tax Exemption. (a) At least five (5) Business Days prior to the first date on which any Rent is payable hereunder or under any other Operative Agreement for the account of any Lessor not incorporated under the laws of the United States or a state thereof, such Lessor agrees that it will have delivered to Lessees' Representative and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any United States Federal income taxes. Each Lessor which so delivers a Form 1001 or 4224 further undertakes to deliver to Lessees' Representative and Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessees' Representative or Agent, in each case certifying that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any United States Federal income taxes, unless prior to the date on which any such delivery would otherwise be required any change in treaty, law or regulation or in the interpretation thereof by the applicable taxing Authority occurring after such Lessor became a Lessor hereunder has rendered all such forms inapplicable or has prevented such Lessor from duly completing and delivering any such form with respect to it and such Lessor advises Lessees' Representative and Agent that, as a result of such change in treaty, law, regulation or interpretation, it is not capable of receiving payments without any withholding of United States Federal income tax.

      (a) At least five (5) Business Days prior to the first date on which any Rent is payable hereunder or under any other Operative Agreement for the account of any Lessor who does not have a street address in the State of California , such Lessor agrees that it will have delivered to Lessees' Representative and Agent two duly completed copies of California Form 587 or 590, certifying in either case that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any California income taxes. Each Lessor which so delivers a Form 587 or 590 further undertakes to deliver to Lessees' Representative and Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it (including, without limitation, any change in residency or address), and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessees' Representative or Agent, in each case certifying that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any California income taxes, unless prior to the date on which any such delivery would otherwise be required any change in treaty, law or regulation or in the interpretation thereof by the applicable taxing Authority occurring after such Lessor became a Lessor hereunder has rendered all such forms inapplicable or has prevented such Lessor from duly completing and delivering any such form with respect to it and such Lessor advises Lessees' Representative and Agent that, as a result of such change in treaty, law, regulation or interpretation, it is not capable of receiving payments without any withholding of California income tax.


AIX                                AGENT

S1      Appointment  of Agent; Powers and Authorization  to  Take
Certain Actions.

          (a) Each Lessor irrevocably appoints and authorizes BA Leasing & Capital Corporation to act as its agent hereunder, with such powers as are specifically delegated to Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Lessor authorizes and directs Agent to, and Agent agrees for the benefit of the Lessors, that, on the Initial Delivery Date it will accept the documents described in Article III of this Participation Agreement. Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to the Operative Agreements and disburse such payments or proceeds in accordance with the Operative Agreements. Agent shall have no duties or responsibilities except those expressly set forth in the Lease and this Participation Agreement. Agent shall not be responsible to any Lessor (or to any other Person) (i) for any recitals, statements, representations or warranties of any party contained in the Lease, this Participation Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, the Operative Agreements, other than the representations and warranties made by Agent in Section 5.3, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or the title thereto (subject to Agent's obligations under Section 6.3) or of the Lease or any other document referred to or provided for therein or
     (iii) for any failure by any Lessee, Guarantor, any Lessor or any other third party (other than Agent) to perform any of its obligations under any Operative Agreement. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its or their own gross negligence or willful misconduct.

           (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with any Vehicle, any other Collateral or the Lease, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Lease or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Operative Agreement against Agent. The permissive right of Agent to take actions enumerated in this Agreement and the Lease shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Lessors (provided that Agent has received indemnification reasonably satisfactory to it). Subject to Section 9.1(c) below, no provision of the Operative Agreements shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Agreements, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

           (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct or any breach of a representation or covenant made in its individual capacity.

           (d) Agent may accept deposits from, lend money to and otherwise deal with Lessees or any of their Affiliates with the same rights as it would have if it were not the named
     Agent hereunder.

S2 Reliance. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert selected by Agent to aid Agent in any calculations required in connection with its duties under the Operative Agreements).

S3      Action Upon Instructions Generally.  Subject to  Sections
9.4 and 9.6, upon written instructions of the Required Lessors, Agent shall, on behalf of the Lessors, give such notice or direction, exercise such right, remedy or power hereunder or in respect of any Vehicle, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions. Agent shall deliver to each Lessor a copy of each notice, report and certificate received by Agent pursuant to the Operative Agreements. Agent shall have no obligation to investigate or determine whether there has been an Event of Default or an Incipient Default. Agent shall not be deemed to have notice or knowledge of an Event of Default or Incipient Default unless a Responsible Officer of Agent is notified  in  writing  of  such Event  of  Default  or  Incipient
Default, provided that Agent shall be deemed to have been notified in writing of any failure of Lessees to pay Rent in the amounts and at the times set forth in Article III of the Lease. If Agent receives notice of an Event of Default, Agent shall give prompt notice thereof, at Lessees' expense, to each Lessor. Subject to Sections 9.4 and 9.6 and Article X, Agent shall take action or refrain from taking action with respect to such Event of Default as directed by the Required Lessors or, in the case of a Payment Default, as directed by any Lessor; provided that, unless and until Agent receives such directions, Agent may refrain from taking any action, or may act in its discretion, with respect to such Event of Default or Payment Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to Section 8.2 of the Lease, Required Lessors may deliver written instructions to Agent to waive, and Agent shall waive pursuant thereto, any Event of Default and its consequences; provided that in the absence of written instructions from all Lessors, Agent shall not waive any
(i)  Payment  Default or (ii) covenant or provision which,  under
Section 10.1, cannot be modified or amended without the consent of all Lessors. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lessors and such instructions of the Required Lessors and any action taken or failure to act pursuant thereto shall be binding on each Lessor.

S4 Indemnification. Each Lessor shall reimburse and hold Agent harmless, ratably in accordance with its Outstanding Investment at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, Lessees in accordance with Section 7.1) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of (i) any Operative Agreement, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required
Lessors (including, without limitation, the costs and expenses that Lessees are obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of an Event of Default), provided that no Lessor shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in Section 5.3 or
Section 6.3 hereof or in the Lease, (c) in the case of Agent's handling of funds, the failure to act with the same care as Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Agreements.

S5 Independent Credit Investigation. Each Lessor by entering into this Agreement agrees that it has, independently and without reliance on Agent or any other Lessor and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessees and its own decision to enter into this Agreement and each of the other Operative Agreements to which it is a party and that it will, independently and without reliance upon Agent or any other Lessor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Agreement and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessees of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessees. Except for notices or statements which Agent is expressly required to give under this Agreement and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Lessor, it being understood that Agent shall forward copies of same to each Lessor) hereunder or under any other Operative Agreement, Agent shall not have any duty or responsibility to provide any Lessor with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessees (or any of its affiliates) that may come into the possession of Agent or any of its Affiliates.

S6 Refusal to Act. Except for notices and actions expressly required of Agent hereunder and except for the performance of its covenants in Section 6.3, Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Lessors against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall not be required to extend to liability or expense arising from any matter described in clauses (a) through (d) of Section 9.4, it being understood that no action taken by Agent in accordance with the instructions of the Required Lessors shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Agreement or to any applicable law.

S7 Resignation or Removal of Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to each Lessor and Lessees or may be removed at any time by written notice from the Required Lessors. Upon any such resignation or removal, the Required Lessors at the time of the resignation or removal shall have the right (with the reasonable, prompt approval of Lessees' Representative unless an Event of Default shall be continuing) to appoint a successor Agent which shall be a financial institution having a combined capital and surplus of not less than $75,000,000. If, within 30 calendar days after the retiring Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may appoint a successor Agent and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a financial institution having combined capital and surplus of not less than $75,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from duties and obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not appoint a successor, any Lessor shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

S8 Separate Agent. The Required Lessors may, and if they fail to do so at any time when they are so required, Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which any Vehicle or Collateral may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the Vehicles or Collateral or the Lease, and vest in such individuals or corporations, in such capacity, such title to the Vehicles or Collateral or the Lease or any part thereof, and such rights or duties as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it, she or he shall be vested with such interest in the Vehicles or Collateral and the Lease or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Agreements, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of the Operative Agreements. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the Vehicles or Collateral and the Lease and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

S9 Termination of Agency. The agency created hereby shall terminate upon the final disposition by Agent of all Collateral at any time subject hereto and the final distribution by Agent of all monies or other property or proceeds received pursuant to the Lease in accordance with its terms, provided that at such time Lessees shall have complied fully with all the terms hereof.

S10     Compensation  of  Agency.  Lessees shall  pay  Agent  its
reasonable fees, costs and expenses for the performance of Agent's obligations hereunder, in accordance with the terms of the Fee Letter.

S11    Limitations.  It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Agreements: (a) this Participation Agreement and the other Operative Agreements to which Agent is a party are executed by Agent, not in its individual capacity (except with respect to the representations and covenants of Agent in Sections 5.3 and 6.3), but solely as Agent under the Operative Agreements in the exercise of the power and authority conferred and vested in it as such Agent; (b) each and all of the undertakings and agreements herein made on the part of Agent are each and every one of them made and intended not as personal undertakings and agreements by Agent, or for the purpose or with the intention of binding Agent personally, but are made and intended for the purpose of binding only the Collateral unless expressly provided otherwise; (c) actions to be taken by Agent pursuant to its obligations under the Operative Agreements may, in certain circumstances, be taken by Agent only upon specific authority of the Lessors; (d) nothing contained in the Operative Agreements shall be construed as creating any liability on Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Collateral and Lessees (and Guarantor, if appropriate) for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section 9.11 shall be construed to limit in scope or substance the general corporate liability of Agent in respect of its gross negligence or willful misconduct or those representations, warranties and covenants of Agent in its individual capacity set forth herein or in any of the other agreements contemplated hereby.


AX                                    AMENDMENTS   TO   OPERATIVE
AGREEMENTS

S1       Amendments  to  Operative  Agreements  With  Consent  of
Lessors.   This  Participation Agreement and each  of  the  other
Operative Agreements shall be changed, waived, discharged or terminated with respect to each Lessee, Guarantor and each Lessor upon the ratification in writing of such change, waiver, discharge or termination by Lessee, Guarantor and the Required Lessors, in which case such change, waiver, discharge or termination shall be effective as to each Lessor, each Lessee and Guarantor; provided no such change, waiver, discharge or termination shall, without the written ratification of each
Lessor:

           (i) modify any of the provisions of this Section 10.1 or Article III, change the definitions of "Commitment", "Commitment Percentage", "Total Commitment" or "Required Lessors" or modify or waive any provision of an Operative Agreement requiring action by the foregoing, or release any Collateral (except as otherwise specifically provided in any Operative Agreement);

           (ii) modify, amend, waive or supplement any of the provisions of Articles III, VII, VIII (except as otherwise expressly provided in Section 9.3 hereof), X or XI, Sections
     13.09 or 13.10 of the Lease or Section 11.3 hereof, provided that the Required Lessors may waive an Event of Default other than a Payment Default;

           (iii) reduce, modify, amend or waive any indemnities in favor of any Participant, whether pursuant to Articles VII or VIII or otherwise (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

           (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Agreement), Lease Balance, Purchase Option Exercise Amount, Recourse Deficiency Amount, Applicable Percentage Amount, interest or, subject to clause (iii) above, any other amount payable under the Lease or Participation Agreement, or modify the definition or method of calculation of any payment of Rent (other than pursuant to the terms of any Operative Agreement), Lease Balance, Purchase Option Exercise Amount, Recourse Deficiency Amount, Applicable Percentage Amount or other amount payable hereunder;

           (v) consent to any assignment of the Lease releasing any Lessee from its obligations in respect of the payments due pursuant to the Operative Agreements or changing the absolute and unconditional character of such obligations, or any similar assignment of the Guarantee similarly releasing Guarantor, or any other release of Guarantor; or

          (vi) permit the creation of any Lien on the Collateral or any part thereof except as contemplated in the Operative Agreements, or deprive any Lessor of the benefit of the security interest in the Collateral granted by Lessees.

S2       Amendments  to  Operative  Agreements  Affecting  Agent.
Without the prior written consent of Agent, no amendment of, supplement to, or waiver or modification of, any Operative Agreement shall adversely affect Agent's rights or immunities or modify or increase the duties or obligations of Agent with respect to any Operative Agreement.


AXI                                MISCELLANEOUS

S1      Survival  of  Covenants.  All claims  pertaining  to  the
representations, warranties, covenants or indemnities of the Participants shall survive the termination of the Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination. Without limiting the foregoing, the provisions of Article VII and Article VIII hereof shall survive the termination of the Lease.

S2      APPLICABLE  LAW.  THIS PARTICIPATION AGREEMENT  SHALL  BE
GOVERNED  BY AND CONSTRUED UNDER THE LAWS OF CALIFORNIA   WITHOUT
REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

S3 Distribution and Application of Rents and Other Payments. Except as otherwise specifically provided for in the Lease or in Articles VII and VIII hereof, all amounts of money received or realized by Agent pursuant to the Lease which are to be distributed to the Lessors (after payment of accrued but unpaid fees and expenses and indemnification payments payable to Agent in its capacity as Agent that remain unpaid for 30 days or more) shall be distributed to each Lessor pro rata, in accordance with each Lessor's Outstanding Investment and without preference or priority of any Lessor over another; provided, however, that in the case such moneys are insufficient to pay in full the whole amount due, owing and unpaid, then application shall be made in the manner set forth in Section 8.4 of the Lease. All payments to the Lessors shall be made in accordance with Section 3.2 of the Lease.

S4 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile (and confirmed, which confirmation may be mechanical), nationally recognized overnight courier or otherwise actually received or 5 Business Days after being deposited in the United States mail certified, postage prepaid, addressed as follows:

     If to any Lessee:

          c/o Consolidated Freightways, Inc.
          3240 Hillview Avenue
          Palo Alto, California  94304
          Attn: Treasurer
          Fax: 415-856-1685


     If to Guarantor:

          Consolidated Freightways, Inc.
          3240 Hillview Avenue
          Palo Alto, California 94304
          Attn: Treasurer
          Fax: 415-856-1685

     If to Agent:

          BA Leasing & Capital Corporation
          Four Embarcadero Center, 12th Floor
          San Francisco, CA  94111
          Attn: Contract Administration
          Fax: 415-765-7373

      If to the Lessors, to their respective addresses set forth on Schedule I hereto or at such other place as any such party may designate by notice given in accordance with this Section 11.4.

S5 Transaction Costs; Other Expenses. Lessees shall pay all Transaction Costs whether or not the transactions contemplated hereby close. In addition, Lessees shall pay or reimburse Agent and the Lessors for all other out-of-pocket costs and expenses (including allocated fees of internal counsel) reasonably incurred in connection with: (a) entering into, or the giving or (in the case of any amendments, supplements, waivers or consents proposed by Lessees or Guarantor) withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Agreements (including without limitation any legal services rendered in connection with or arising under Sections
6.1 and 6.2 hereof), it being understood that Lessees shall only be required to pay for one firm of legal counsel to Agent and Lessors in respect of any transaction under this clause (a);
(b) any Casualty or termination of the Lease or any other Operative Agreement; (c) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Agreement; (d) the enforcement of the rights or remedies under the Operative Agreements; (e) further assurances requested pursuant to Section 11.13 hereof or any similar provision in other Operative Agreements; (f) any transfer by Agent or a Lessor of any interest in the Operative Agreements during the continuance of an Event of Default; and (g) the ongoing fees and expenses of Agent under the Operative Agreements in accordance with the Fee Letter.

S6       Counterparts.   This  Participation  Agreement  may   be
executed  in any number of counterparts and by different  parties
hereto   on  separate  counterparts,  each  executed  counterpart
constituting an original but all together one agreement.

S7 Severability. Whenever possible, each provision of this Participation Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Participation Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Participation Agreement.

S8 Successors and Assigns; Transfers. This Participation Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of Lessees or Guarantor may assign any of their respective rights and obligations under any Operative Agreement except as expressly provided in the Operative Agreements.

      No Lessor shall assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Operative
Agreements, any Collateral and its interest in the Vehicles, except that without the prior written consent of Agent or Lessees' Representative (x) any bank or similar financial or commercial lending institution may pledge its interest in the ordinary course of its business without the consent of Lessees' Representative or Agent, provided, that no transfer upon a foreclosure pursuant to such a pledge may occur unless the other provisions of this Section are complied with, (y) any Lessor may transfer all or any portion of its interest to any other existing Lessor and (z) any Lessor may transfer any or all of such right, title and interest upon the satisfaction of each of the following conditions:

           (a) Required Notice and Effective Date. Any Lessor desiring to effect a transfer of its interest hereunder shall give written notice of each such proposed transfer to Lessees' Representative and Agent at least ten (10) days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Lessor, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by Agent in connection with any such disposition by a Lessor under this Section 11.8 shall be borne by such Lessor, unless such transfer is being made pursuant to Section 7.6, in which case such costs shall be borne by Lessees. In the event of a transfer under this
     Section 11.8, any expenses incurred by the transferee in connection with its review of the Operative Agreements and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lessor, as they may determine, but shall not be considered costs and expenses which Lessees are obligated to pay or reimburse under Section 11.5, unless such transfer is being made pursuant to Section 7.6.

            (b) Assumption of Obligations. Any transferee pursuant to this Section 11.8 shall have executed and delivered to Agent a letter substantially in the form of the Investor's Letter attached hereto as Exhibit F, and thereupon the obligations of the transferring Lessor under the Operative Agreements shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Agreements to which its transferor was a party, shall be deemed the pertinent "Lessor" for all purposes of the Operative Agreements and shall be deemed to have made that portion of the payments pursuant to the Participation Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Agreements to the pertinent "Lessor" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Agent shall deliver to each Lessor and Lessees a new Schedule I to this Participation Agreement, revised to reflect the relevant information for such new Lessor and the Commitment of such new Lessor (and the revised Commitment of the transferor Lessor if it shall not have transferred its entire interest).

           (c) Employee Benefit Plans. No Lessor may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which any Lessee or such Lessor or any of their Affiliates is a party in interest within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

          (d) Amount of Commitment. No Lessor may make any such assignment, conveyance or transfer if, as a consequence thereof, the transferor (if such Lessor retains any part of its Commitment) or transferee Lessor would have an Outstanding Investment of less than 15% of the Lease Balance.

           (e) Representations and Warranties. Notwithstanding anything to the contrary set forth above, no Lessor may assign, convey or transfer its interest to any Person, unless such Person shall have delivered to Agent and Lessees a certificate confirming the accuracy of the representations and warranties set forth in Section 5.2 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Agreements).

           (f) Financial Condition. Any transferee pursuant to this Section 11.8 shall be a financial institution having combined capital and surplus of at least $75,000,000.

      Each transferee of a Lessor pursuant to this Section 11.8 shall be entitled to the benefits of Sections 7.3, 7.4 and 7.5; provided that no such transferee shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lessor would have been entitled to receive in respect of the amount of the Commitment transferred by such transferor Lessor to such transferee if such transfer had not occurred.

S9 JURY TRIAL. EACH LESSEE AND GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS PARTICIPATION AGREEMENT OR ANY OPERATIVE AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

S10 Captions; Table of Contents. Section captions and the table of contents used in this Participation Agreement (including the exhibits and schedules) are for convenience of reference only and shall not affect the construction of this Participation Agreement.

S11 FINAL AGREEMENT. THIS PARTICIPATION AGREEMENT, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND IN THE OTHER OPERATIVE AGREEMENTS. THIS PARTICIPATION AGREEMENT CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

S12 No Third-Party Beneficiaries. Nothing in this Participation Agreement or the other Operative Agreements shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Lessors, Agent, Lessees and Guarantor), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

S13 Further Assurances. Each Lessee, at its expense, will promptly and duly execute and deliver all such documents and take such further action as may be necessary or appropriate in order to effect the intent or purpose of this Participation Agreement and the other Operative Agreements and to establish and protect the rights and remedies created or intended to be created in favor of the Lessors and Agent for the benefit of the Lessors, including, without limitation, if requested by Required Lessors at the expense of Lessees, the recording or filing of any Operative Agreement or any other document in accordance with the laws of the appropriate jurisdictions.

S14 Reproduction of Documents. This Participation Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Certificates of Title and all other documents received by the Lessors or Agent in connection with the receipt and/or acquisition of the Vehicles; and
(c) financial statements, certificates, and other information previously or hereafter furnished to Agent or any Lessor may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the Participants agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

S15 Consideration for Consents to Waivers and Amendments. Each Lessee and Guarantor hereby jointly and severally agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Lessor in connection with, in exchange for, or as an inducement to, such Lessor's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Agreement unless such consideration or benefit is offered ratably to all Lessors.

S16     Submission  to Jurisdiction.  Any suit by  Agent  or  any
Lessor to enforce any claim arising out of the Operative Agreements may be brought in any state or Federal court located in San Francisco, California having subject matter jurisdiction, and with respect to any such claim, each Participant hereby irrevocably: (a) submits to the jurisdiction of such courts; and
(b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to
Lessees or Guarantor at their respective addresses specified in this Participation Agreement, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Each Lessee and Guarantor irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in San Francisco, California including, without limitation, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that any Lessee or Guarantor is not subject to personal jurisdiction or service of process in such forum. Each Lessee and Guarantor agrees that any suit to enforce any claim arising out of the Operative Agreements or any course of conduct or dealing of Agent or any Lessor shall be brought and maintained exclusively in any state or Federal court located in San Francisco, California. Nothing in this Section 11.16 shall affect the right of Agent or any Lessor to bring any action or proceeding against any Lessee or Guarantor or any Vehicle or other Collateral in the courts of any other jurisdiction. Each Lessee and Guarantor agrees that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.


         [Remainder of page intentionally left blank.]
      IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered as of the date first above written.

CON-WAY CENTRAL EXPRESS,        CON-WAY WESTERN EXPRESS,
INC., as Lessee                 INC.,as Lessee


By /s/Kevin C. Schick           By /s/Kevin C. Schick
Name Printed: Kevin C. Schick   Name Printed: Kevin C. Schick
Title:Treasurer                 Title: Treasurer


CON-WAY SOUTHERN EXPRESS,       CON-WAY SOUTHWESTERN EXPRESS,
INC., as Lessee                 INC., as Lessee


By /s/Kevin C. Schick           By /s/Kevin C. Schick
Name Printed: Kevin C. Schick   Name Printed: Kevin C. Schick
Title: Treasurer                Title: Treasurer


CON-WAY TRANSPORTATION          CONSOLIDATED FREIGHTWAYS
SERVICES,  INC.,  as  Lessee       CORPORATION  OF  DELAWARE,  as
Lessee


By /s/Kevin C. Schick           By /s/Robert E. Wrightson
Name Printed: Kevin C. Schick   Name Printed: Robert E. Wrightson
Title:  V.P.  Controller  and Treasurer     Title:  Senior  V.P.,
Controller and Treasurer


CONSOLIDATED  FREIGHTWAYS,  INC.   CON-WAY  INTERMODAL,  INC.  as
Lessee
as Guarantor and Lessees'
Representative


By /s/R.Guy Kraines             By /s/David F. Morrison
Name Printed: R. Guy Kraines    Name Printed: David F. Morrison
Title: Assistant Treasurer      Title: Treasurer


BA LEASING & CAPITAL CORPORATION,
not individually, but solely
as Agent for the Lessors


By /s/James F. Simpson
Name Printed: James F. Simpson
Title: Vice President


By /s/ Sara Fitch
Name Printed: Sara Fitch
Title: Vice President


LESSORS:

BA LEASING & CAPITAL            ABN AMRO BANK N.V.
CORPORATION


By /s/James F. Simpson
Name Printed: James F. Simpson
Title: Vice President           By /s/Jeffery A. French
                                Name Printed: Jeffery A. French
                                Title: Vice President


By /s/Sara Fitch
Name Printed: Sara Fitch
Title: Vice President


IBJTC LEASING CORPORATION       CREDIT LYONNAIS
                                Cayman Island Branch


By /s/Hiroshi Suzuki            By /s/Thierry F. Vincent
Name Printed: Hiroshi Suzuki    Name Printed: Thierry F. Vincent
Title: Senior Vice President    Title: Authorized Signatory


                           SCHEDULE I
                               TO
                    PARTICIPATION AGREEMENT

         AGENT AND LESSOR ADDRESSES; LESSOR COMMITMENTS

AGENT:   BA LEASING & CAPITAL CORPORATION (address set  forth  in
Section 11.4)


LESSORS:

1.  BA LEASING & CAPITAL CORPORATION
    Commitment: $30,000,000  Commitment Percentage: 50%


2.  ABN AMRO BANK N.V.
    Commitment: $10,000,000  Commitment Percentage: 16-2/3%

3.  IBJTC LEASING CORPORATION
    Commitment: $10,000,000  Commitment Percentage: 16-2/3%

4.  CREDIT LYONNAIS CAYMAN ISLAND BRANCH
    Commitment: $10,000,000  Commitment Percentage: 16-2/3%





                            EXHIBITS


                               TO


                     PARTICIPATION AGREEMENT



                            EXHIBIT A
                               TO
                     PARTICIPATION AGREEMENT




                             FORM OF



                MASTER LEASE INTENDED AS SECURITY

                 Dated as of September 30, 1994


                              among

        CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE,
                 CON-WAY CENTRAL EXPRESS, INC.,
                    CON-WAY INTERMODAL, INC.,
                 CON-WAY SOUTHERN EXPRESS, INC.,
                CON-WAY SOUTHWEST EXPRESS, INC.,
             CON-WAY TRANSPORTATION SERVICES, INC.,
                 CON-WAY WESTERN EXPRESS, INC.,
                           as Lessees,


                 CONSOLIDATED FREIGHTWAYS, INC.,
                   as Lessees' Representative


                               and


                BA LEASING & CAPITAL CORPORATION,
              not individually, but solely as Agent
                for the Lessors from time to time
                under the Participation Agreement


                MASTER LEASE INTENDED AS SECURITY


       This MASTER LEASE INTENDED AS SECURITY (as amended, modified, restated or supplemented from time to time, this "Lease") dated as of September 30, 1994 is among (a) Con-Way
Central Express, Inc., a Delaware corporation, Con-Way Intermodal, Inc, a Delaware corporation, Con-Way Southern Express, Inc., a Delaware corporation, Con-Way Southwest Express, Inc., a Delaware corporation, Con-Way Transportation Services,
Inc., a Delaware corporation, Con-Way Western Express, Inc., a Delaware corporation, and Consolidated Freightways Corporation of Delaware, a Delaware corporation, as Lessees (each a "Lessee" and collectively, the "Lessees"), each with its principal office at Menlo Park, California, (b) Consolidated Freightways, Inc., a Delaware corporation ("Lessees' Representative"), and (c) BA
LEASING & CAPITAL CORPORATION, a California corporation, not in its individual capacity, but solely in its capacity as agent ("Agent") for the benefit of the Lessors.

      WHEREAS, pursuant to the terms and conditions set forth herein and in that certain Participation Agreement, dated as of September 30, 1994, (the "Participation Agreement") among Consolidated Freightways, Inc., a Delaware corporation ("Guarantor"), Lessees, the several Lessors identified therein, and Agent, the Participants have agreed that Agent, on behalf of the Lessors, will lease to each Lessee and each Lessee will lease from Agent, on behalf of the Lessors, certain personal property described in Schedule I hereto and replacements thereto;

      AND WHEREAS, capitalized terms used but not otherwise defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X to the Participation Agreement, unless the context otherwise requires;

      AND WHEREAS, each Lessee may from time to time enter into a Lease Supplement with Agent for the benefit of the Lessors covering certain of the Vehicles identified on Schedule I hereto;

      AND WHEREAS, each Lease Supplement executed from time to time by Agent and a Lessee shall be incorporated herein by reference;

      AND WHEREAS, each Con-Way Lessee shall be primarily liable for the obligations incurred under each Lease Supplement to which it is a party and shall be secondarily liable for all obligations incurred under the Lease Supplements to which any other Con-Way Lessee is a party;

     AND WHEREAS, to secure Lessees' obligations under this Lease and the other Operative Agreements, Lessees will grant to Agent, for the benefit of the Lessors, a security interest in the Collateral.

      NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE I
                     DELIVERY AND ACCEPTANCE

      Section 1.1. Transfer, Acceptance and Lease of Vehicles. On each Delivery Date, subject to the satisfaction or waiver of the conditions set forth in Article III of the Participation Agreement, (a) each Lessee executing a Lease Supplement hereby grants, assigns, transfers and sets over unto Agent, for the benefit of the Lessors, an interest in the Vehicles to be delivered on such Delivery Date and covered by the Lease Supplement, (b) Agent hereby agrees to accept delivery on such Delivery Date of the interest in the Vehicles to be so delivered pursuant to the terms of the Participation Agreement and simultaneously to lease such Vehicles to such Lessee under this Lease and the applicable Lease Supplement, and (c) each such Lessee hereby agrees, expressly for the direct benefit of Agent and the Lessors, to lease from Agent hereunder, for the Lease Term, such Vehicles to be delivered on such Delivery Date.

     Section 1.2. Acceptance Procedure. Agent hereby authorizes one or more employees of each Lessee, to be designated by Lessees' Representative, as the authorized representative or representatives of Agent to accept delivery of the Vehicles identified on Schedule I to each Lease Supplement executed by such Lessee on each Delivery Date. Lessees hereby agree that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by a Lessee on each Delivery Date of a Lease Supplement shall, without further act, constitute the irrevocable acceptance by such Lessee of the Vehicles which are the subject thereof for all purposes of this Lease and the other Operative Agreements on the terms set forth therein and herein.


                           ARTICLE II
                           LEASE TERM

      Section 2.1. Interim and Base Periods. Unless earlier terminated, the term of this Lease shall consist of (a) an interim period commencing, with respect to each Lease Supplement, on and including the applicable Delivery Date of such Lease
Supplement,   and   ending  on  but  not  including   the   Lease
Commencement Date (the "Interim Period"), (b) a base period, commencing on and including the Lease Commencement Date and ending on but not including the first anniversary thereof (the "Base Period") and (c) any Renewal Terms (collectively, the "Lease Term").

       Section   2.2.   Lease  Commencement  Date.    The   lease
commencement  date  shall  be  December  15,  1994  (the   "Lease
Commencement Date").

      Section 2.3. Lease Renewal. Lessees' Representative may elect to renew this Lease for up to four successive one-year renewal terms with respect to all, but not less than all, of the Vehicles subject to all then-existing Lease Supplements, and, solely with respect to Group B Vehicles, for a fifth renewal term as to all, but not less than all, of the Group B Vehicles (each, a "Renewal Term") as provided in Article XI.


                           ARTICLE III
                 RENT; OTHER ECONOMIC PROVISIONS

     Section 3.1. Rent Payments. Lessees shall pay to Agent for the benefit of the Lessors the amounts of Interim Rent, Basic Rent or Renewal Rent, as applicable, determined in accordance with this Section 3.1 and each Lease Supplement. Scheduled installments of Basic Rent and Renewal Rent may be adjusted pursuant to Section 6.1. All computations of interest pursuant to the Operative Agreements shall be made on the basis of actual number of days elapsed in a 360-day year.

             (a) Interim Rent. With respect to the Interim Period for the Lease, each Lessee shall pay to Agent, for the benefit of the Lessors, the amount of Interim Rent set forth on Schedule II to each Lease Supplement to which such Lessee is a party. Interim Rent under each Lease Supplement shall consist of interest accrued on the Supplement Balance of such Lease Supplement at the Interest Rate for the Interim Period of such Lease Supplement and shall be payable on the Lease Commencement Date.

             (b) Basic Rent. On each Payment Date during the Base Period, each Lessee shall pay to Agent, for the benefit of the Lessors, Basic Rent under each Lease Supplement to which such Lessee is a party, consisting of the amount of Fixed Rent set forth opposite the applicable Payment Date on
     Schedule II to each such Lease Supplement and Variable Rent accrued on the Supplement Balance of each such Lease Supplement during the Rent Period ended on such Payment Date.
             (c) Renewal Rent. On each Payment Date during any Renewal Term in effect, each Lessee shall pay to Agent, for the benefit of the Lessors, Renewal Rent under each Lease Supplement to which such Lessee is a party, consisting of the amount of Fixed Rent set forth opposite the applicable Payment Date on Schedule II to each such Lease Supplement and Variable Rent accrued on the Supplement Balance of each such Lease Supplement during the Rent Period ended on such Payment Date.


      Section 3.2. Place and Manner of Payment. Rent and all other sums due to Agent or any Lessor hereunder shall be paid in immediately available funds and if payable to Agent, at the
Agent's Corporate Office, and if payable to a Lessor, at the office of Lessor as it may specify to Lessees herein, or at such other office of Agent or Lessor as it may from time to time specify to Lessees' Representative in a notice pursuant to this Lease. All such payments shall be received by Agent or Lessor, as applicable, not later than 11:00 a.m. San Francisco time, on the date due; funds received after such time shall for all purposes under the Operative Agreements be deemed to have been
received  by  Agent  on the next succeeding  Business  Day.   Any
payments received by Agent not later than 11:00 a.m. San Francisco time, shall be paid by Agent to the Lessors in immediately available funds no later than 1:00 p.m. San Francisco time on the same day and any payments received by Agent from or on behalf of Lessees after 11:00 a.m. San Francisco time, shall be paid to Lessors as soon after receipt as practicable, but not later than 1:00 p.m. San Francisco time on the next succeeding Business Day. Lessees shall pay to Agent, for the benefit of the Lessors, or to a Lessor in the case of payments to a Lessor, on demand, interest at the rate per annum which is 2% above the Interest Rate in effect from time to time on any overdue amount of Rent, Administrative Charge or any other payment due under this Lease and (to the extent permitted by applicable law) interest from the date due (not taking into account any grace period) until payment is made.

     Section 3.3. Net Lease. This Lease is a net lease and each Lessee's obligation to pay all Rent, Administrative Charges, indemnities and other amounts payable hereunder shall be absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessees shall not be entitled to any abatement or reduction of Rent or any setoff against Rent, Administrative Charge, indemnity or other amount, whether arising by reason of any past, present or future claims of any nature by any Lessee against Agent or any Lessor, or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessees be otherwise affected: (a) by reason of any defect in, damage to, or loss of possession or use, obsolescence or destruction, of any or all of the Vehicles, however caused; or (b) by the taking or requisitioning of any or all of the Vehicles by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Agent or any Lessee or other infirmity of this Lease; or (d) by lack of power or authority of Agent or any Lessor to enter into this Lease or any other Operative Agreement; or (e) by the attachment of any Lien of any third party to any Vehicle; or (f) by any prohibition or restriction of or interference with Lessees' use of any or all of the Vehicles by any Person; or (g) by the insolvency of or the commencement by or against Agent or any Lessor of any bankruptcy, reorganization or similar proceeding; or (h) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all Rent, Administrative Charges, indemnities and other amounts payable by Lessees hereunder shall be payable in all events in the manner and at the times herein provided unless Lessees' obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease. To the extent permitted by applicable law, each Lessee hereby waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessees hereunder shall be final, and no Lessee shall seek to recover (except as expressly provided in this Lease) all or any part of such payment from Agent for any reason whatsoever. Without affecting Lessees' obligation to pay Rent, Administrative Charges or other amounts payable hereunder, Lessees may seek damages for a breach by Agent or any Lessor of its obligations under this Lease or the Participation Agreement.


                           ARTICLE IV
                           WARRANTIES

     Section 4.1. Warranty Disclaimer. EACH LESSEE ACKNOWLEDGES AND AGREES THAT: (a) EACH OF THE VEHICLES LEASED BY IT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY SUCH LESSEE;
(b) EACH LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES; (c) NEITHER AGENT NOR ANY LESSOR IS A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND; AND (d) NEITHER AGENT NOR ANY LESSOR HAS MADE OR SHALL BE DEEMED TO HAVE MADE:
(i) ANY REPRESENTATION OR WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF ANY LESSEE; OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE.

      Section 4.2. Quiet Enjoyment. In the absence of an Event of Default, neither any Lessor nor the Agent nor any Person acting by, through or under any of such Persons, shall take any actions to interfere with the Lessees' quiet enjoyment of the Vehicles during the Lease Term.


                            ARTICLE V
                 POSSESSION, ASSIGNMENT, USE AND
                     MAINTENANCE OF VEHICLES

      Section 5.1. Restriction on Lessees' Possession and Use. No Lessee shall nor shall any Lessee permit any Sublessee to:
(a) use, operate, maintain or store any Vehicle or any portion thereof: (i) except in accordance with Section 5.3; or (ii) in violation of any applicable insurance policy or law or regulation of any Authority; (b) except as permitted by Section 6.1, abandon any Vehicle; (c) except as permitted by Section 5.2, sublease or assign, without the prior written consent of Agent, any Vehicle or permit the operation thereof by anyone other than a Lessee;
(d) except as set forth in Section 5.2, sell, assign or transfer any of its rights hereunder or in any Vehicle, or directly or indirectly create, incur or suffer to exist any Lien, on any of its rights hereunder or in any Vehicle, except for Permitted Liens; (e) permit any Vehicle to be titled in any jurisdiction other than the jurisdiction in which it was titled on its the Delivery Date, except as permitted under Section 6.1(f) of the Participation Agreement; and (f) outside of the United States except that each Lessee may (and may permit any Sublessee to) use, maintain and operate any Vehicle outside of the United States on trips to and from a point of embarkation located within the United States. Each Lessee will defend the transfer of the Vehicles by such Lessee to Agent, for the benefit of the Lessors, against the claims or demands of all Persons (other than Lessor Liens).

      Section 5.2. Subleases. So long as no Event of Default shall have occurred and be continuing, any Lessee may sublease one or more Vehicles (i) to a wholly-owned Subsidiary of such Lessee or to another Lessee without the prior written consent of Lessors or Agent and (ii) to any other corporation organized under the laws of the United States or any State thereof with the prior written consent of each of the Lessors, which consent shall not be unreasonably withheld; provided, that any Sublease entered into pursuant to this Section 5.2 shall satisfy each of the following conditions:

                  such Sublease shall automatically expire upon the termination of the Lease Supplement governing the Vehicle subleased under such Sublease and shall be expressly subordinate and subject to this Lease and the Liens created hereunder, and to the applicable Lease Supplement;

                  such Sublease shall be in writing and shall expressly prohibit any further assignment, sublease or transfer;

                  such Sublease shall not contain a purchase option in favor of the Sublessee or any other provision pursuant to which the Sublessee may obtain record or beneficial title to the Vehicle leased thereunder from the Lessee of such Vehicle;

                  such Sublease shall prohibit the Sublessee from making any alterations or modifications to the Vehicle that would violate this Lease;

                  such Sublease shall require the Sublessee to maintain the Vehicle in accordance with Section 5.3;

                 all of the applicable Lessee's rights, title and interest in, to and under such Sublease shall be pledged by such Lessee to Agent, for the benefit of the Lessors, as collateral for such Lessee's obligations under the Operative Agreements, by delivery of an executed original counterpart upon the execution and delivery thereof, marked as the sole original execution counterpart for Uniform Commercial Code purposes, to the Agent, and each Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which the Agent or Lessors may reasonably request in order to create, perfect, preserve and protect Agent's and Lessors' security interest in such Sublease;

                  no Lessee shall, without Agent's prior written consent, permit or consent to any renewal or extension of a Sublease at any time when an Event of Default has occurred and is continuing; and

                  Lessees' Representative shall notify Agent  and
     each Lessor in writing not less than 30 days prior to entering into any Sublease, which notice shall include (i) a description of the Vehicle or Vehicles to be leased thereunder, and (ii) the street address, city, county and State where such Vehicle or Vehicles will be located during the term of such Sublease, and Lessees' Representative shall provide copies of each Sublease to Agent upon request, provided that if such Sublease will require that the Vehicle be titled or registered in a different jurisdiction, then the applicable Lessee must comply with Section 6.1(f) of the Participation Agreement in connection with such titling and registration.

The liability of each Lessee with respect to this Lease, the Lease Supplements and each of the other Operative Agreements shall not be altered or affected in any way by the existence of any Sublease.

      Section 5.3. Maintenance. At all times during the term of this Lease, Lessees shall at their expense or shall cause each Sublessee to: (a) maintain, manage and monitor the Vehicles in compliance in all material respects with all applicable requirements of law, Authority and/or insurance policies; (b) maintain the Vehicles (or cause the Vehicles to be maintained) in as good operating order, repair and condition as it was on the date such Vehicles became subject to this Lease (assuming that, as of such date, each such Vehicle was in good operating order, repair and condition), ordinary wear and tear excepted; (c) maintain, manage and monitor the Vehicles in accordance with the terms of all applicable contracts (including, without limitation, service contracts and insurance contracts) in a manner consistent with Lessees' customary practices; and (d) conduct all scheduled maintenance of the Vehicles in conformity with Lessees' maintenance procedures then in effect for similar equipment owned or leased by Lessees, and applicable warranty guidelines. Lessees shall in any event maintain the Vehicles (or cause the Vehicles to be maintained) in at least as good a condition as comparable equipment owned or leased by them or any of their Subsidiaries. Lessees will maintain or cause to be maintained, and shall permit Agent and Lessors to inspect, any records, logs and other materials required by any Authority having jurisdiction to be maintained or filed in respect of any Vehicle.

     Section 5.4.  Repair, Replacement and Substitution.

            (a)  As soon as practicable after a Partial Casualty,
     the Lessee of the Vehicle suffering such Partial Casualty shall repair and rebuild the affected portions of such Vehicle (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by
     Section 5.3. In the event that any Part which may from time to time be incorporated or installed in or attached to any Vehicle becomes at any time worn out, damaged or permanently rendered unfit for use for any reason whatsoever (unless such event constitutes a Casualty, in which event the provisions of Section 6.1 hereof shall apply), the Lessee of such Vehicle, at its own cost and expense, will promptly replace, or cause to be replaced, such Part with a replacement Part (a "Replacement Part") in accordance with such Lessee's customary practices, but in any event subject to Section 5.3. In addition, each Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, that such Lessee will, at its own cost and expense, replace such Part with a Replacement Part as promptly as is commercially reasonable. All Replacement
     Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the Vehicles were in the condition and repair required to be maintained by the terms of Section 5.3. Any Part at any time removed from any Vehicle shall remain the property of Agent, for the benefit of the Lessors, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Vehicle and which meets the requirements for a Replacement Part specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to any such Vehicle as above provided, without further act: (i) title to the replaced Part (the "Replaced Part") shall thereupon vest in the Lessee of such Vehicle, free and clear of all rights of Agent and the Lessors, and shall no longer be deemed a Part hereunder; (ii) such Replacement Part shall thereupon vest in Agent, for the benefit of the Lessors, as provided in Section 12.1 (in the same manner as the underlying Vehicle); and (iii) such Replacement Part shall become subject to this Lease, the security interest created hereunder, and the applicable Lease Supplement, and shall be deemed part of such Vehicle for all purposes hereof to the same extent as the Parts incorporated or installed in or attached to such Vehicle on the date such Vehicle became subject to this Lease.

              (b) Upon the satisfaction of the conditions specified in Section 5.4(a), and the Replacement Part becoming subject to this Lease and the security interest created hereunder, Agent, on behalf of the Lessors, shall execute and deliver to Lessees such documents as may be reasonably necessary to release the Replaced Part from the terms and scope of this Lease (but without representations or warranties, except that the Replaced Part is free and clear of all Lessor Liens), in such form as may be reasonably requested by Lessees and are in form and substance satisfactory to the Required Lessors, all at the expense of the applicable Lessee.

      Section  5.5.   Alterations, Modifications  and  Additions;
Removable Parts.

             (a) Except as provided in Sections 5.3 and 5.4, no Lessee shall remove, replace or alter any Vehicle or affix or place any accessory, equipment or device on any Vehicle if such removal, replacement, alteration or addition would materially impair the originally intended function or use or materially reduce the value or useful life of such Vehicle; provided, that each Lessee, at its own expense, will make, or cause to be made, any alteration, improvement, modification or addition to or in respect of any Vehicle that may be necessary, from time to time, to comply in all material respects with any applicable law, governmental rule or regulation or any provision of any insurance policy required to be maintained under Section 7.1 (any Parts being used to comply with this provision shall be hereafter referred to as "Mandatory Parts"). All Parts affixed to or installed as a part of any Vehicle, excluding temporary replacements, shall thereupon become subject to the security interest under this Lease. If no Event of Default shall exist, any Lessee may remove, at its expense, any Part at any time during the term of this Lease (such Part, a "Removable Part"): (i) which is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to a Vehicle on the date such item became subject to this Lease or any Part inreplacement of or substitution for any such Part originally incorporated or installed or attached to such Vehicle; (ii) which is not a Mandatory Part; and (iii) which can be removed from any Vehicle without causing damage to such Vehicle or diminishing or impairing the value, utility or condition which such Vehicle would have had at such time had such addition not occurred; provided, that: (x) such removal will not materially impair the value, use or useful life which the Vehicle would have had at such time had such Part not been affixed or placed to or on such Vehicle; and
     (y) such Part is not necessary for the continued normal use of such Vehicle. Lessees shall repair all damage to any Vehicle resulting from any alteration so as to restore such Vehicle to the condition in which it existed prior to such alteration (ordinary wear and tear excepted). Neither Agent nor any Lessor shall have any obligation to pay for or to reimburse any Lessee for any alteration required or permitted by this Section 5.5.

             (b) As provided in Section 4.1 of the Participation Agreement and Section 12.1 of this Lease, all Parts incorporated or installed in or attached or added to any Vehicle as the result of alterations, modifications or additions under this Section 5.5, except Removable Parts, shall, without further act, vest in Agent, for the benefit of the Lessors, to secure Lessees' performance of their obligations under the Operative Agreements, in the manner provided in clause (ii) of Section5.4 (a) and the other applicable provisions of Section 5.4 shall apply with respect to such Parts. Upon the removal by a Lessee of any Removable Part as provided herein, such Removable Part shall no longer be deemed part of the Vehicle from which it was removed. Any Removable Part not removed by a Lessee as provided herein prior to the end of the Lease Term shall become the property of Agent, for the benefit of the Lessors, atsuch time.

     Section 5.6. Inspection of Collateral. Agent, the Lessors, and each of their agents and representatives shall have the right at all reasonable times, upon reasonable notice, to inspect any Collateral, including without limitation any Certificate of Title.


                           ARTICLE VI
         RISK OF LOSS; REPLACEMENT; WAIVER AND INDEMNITY

       Section   6.1.   Casualty.   Upon  a  Casualty,   Lessees'
Representative  shall  give  prompt  written  notice  thereof  (a
"Casualty Notice") to Agent, which notice shall specify whether the Lessee of the Vehicle suffering such casualty will:

             (a) repay a portion of the Lease Balance equal to the Casualty Amount together with all Variable Rent accrued on such portion of the Lease Balance to the date of payment, which repayment shall be made no later than the next scheduled Payment Date occurring after such Casualty or, if such Casualty occurs during the last 5 Business Days of a Rent Period, then no later than the second Payment Date occurring after such Casualty, provided that in any event such repayment shall be made no later than the last day of the Lease Term (the "Casualty Settlement Date"); or

             (b) replace the Vehicle with respect to which the Casualty has occurred pursuant to the provisions of Section
     5.4 (treating such Vehicle, for these purposes, in the same manner as a Part), provided that upon the occurrence and during the continuance of an Event of Default or an Incipient Default, such Lessee shall be obligated, at the option of the Required Lessors, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right or election of replacement as set forth in this clause (b).

     If a Lessee has elected, or is required, to pay the Casualty Amount pursuant to clause (a) above, such Lessee shall continue to make all payments of Rent due under the applicable Lease
Supplement until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of any Vehicle suffering a Casualty on such Casualty Settlement Date, the remaining scheduled payments of Fixed Rent, if any, shall each be reduced by an amount equal to the product of the scheduled amount of such Fixed Rent prior to the receipt of such payment by Agent multiplied by the Allocation Fraction under such Lease Supplement of the Vehicle suffering such Casualty.

      Section 6.2. Casualty Proceeds. All proceeds of any casualty insurance or condemnation proceeds ("Casualty Proceeds") paid or payable to any Lessee or any Affiliate of a Lessee by reason of a Casualty or Partial Casualty to a Vehicle shall be deposited into a deposit account established by Agent for the benefit of the Lessors (the "Deposit Account"), unless the applicable Lessee shall have already complied with the applicable provisions of Section 5.4 or 6.1 with respect to such Casualty or Partial Casualty. Any Casualty Proceeds paid to Agent with respect to a Vehicle suffering a Casualty or a Partial Casualty shall also be deposited in the Deposit Account. Any monies in the Deposit Account attributable to a Casualty or Partial Casualty shall be remitted promptly to Lessees' Representative after the applicable Lessee's full compliance with Section 6.1 or
Section 5.4, as applicable. Notwithstanding the foregoing provisions of this Section 6.2, and provided that no Incipient Default consisting of an event described in Section 8.1(a) or (g) or an Event of Default shall exist, if the aggregate amount of Casualty Proceeds at any one time outstanding is $250,000 or less, then Lessees' Representative (on behalf of the applicable Lessee) may receive such Casualty Proceeds directly, without delivery to Agent; provided, that such Casualty Proceeds are applied in accordance with the requirements of Section 6.1 or
Section 5.4, as applicable. Notwithstanding any Casualty, all of the applicable Lessee's obligations under this Lease and each Lease Supplement (including its obligation to make all payments of Rent as they become due) shall continue unabated and in full force and effect as provided in this Lease. Without limiting the foregoing, no Lessee's obligations under Section 5.4 shall be affected by the amount of any Casualty Proceeds received by such Lessee.


                           ARTICLE VII
                            INSURANCE

      Section  7.1.  Required Coverages.  At their  own  expense,
Lessees will maintain the following insurance coverages:

              (a) primary automobile and general liability insurance of not less than $3,000,000 per occurrence, with excess coverages of not less than $5,000,000 per occurrence and $95,000,000 in the aggregate, in each case naming Agent and Lessors as additional insureds; and

             (b) insurance against all risks of loss or physical damage to the Vehicles in a primary amount of not less than $250,000 per occurrence and excess "all risk" coverage on the Vehicles in a blanket amount of not less than $100,000,000, which insurance shall name Agent and Lessors as the sole loss payees.

So long as CF Financial Services (the "Insurer") shall (i) maintain its good standing as an insurer, (ii) be financially sound in the reasonable judgment of the Required Lessors and
(iii) be in compliance with all applicable regulatory requirements, Lessees may obtain primary insurance coverage from the Insurer, with retained liability for physical damage to the Vehicles and for liability coverage required under clause (a) above, which retained liability amounts, in both such cases, shall be in amounts not greater than amounts customary for similarly situated companies operating comparable equipment in the same industry as Lessees. Lessees shall obtain their excess insurance and, if Insurer does not meet the criteria set forth in the preceding sentence or is no longer providing Lessees' insurance, their primary insurance, from financially responsible companies selected by Lessees and having an A.M. Best rating of "A" or better or otherwise acceptable to the Required Lessors.

      Such insurance shall (i) name Lessors and Agent as insured parties thereunder as specified above (without any representation or warranty by, or obligation upon, Agent or any Lessor) as their interests may appear, (ii) contain the agreement by the Insurer that any loss thereunder shall be payable to Agent and Lessors notwithstanding any action, inaction or breach of representation or warranty by any Lessee or any other Person having an interest in any Vehicle (including, without limitation, Agent or any Lessor), (iii) provide that there shall be no recourse against Agent or any Lessor for payment of premiums or other amounts with respect thereto, (iv) provide that Insurer shall give Agent and each Lessor at least 30 days' prior written notice of cancellation, lapse or reduction of limits, (v) be primary with respect to any other insurance carried by or available to Agent and the Lessors, (vi) provide that the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Agent or any Lessor, and (vii) contain a cross-liability clause providing for coverage of Agent and each Lessor as if separate policies had been issued to each of them. Lessees will notify Agent and Lessors promptly of any policy cancellation, reduction in policy limits, modification or amendment.

      Section 7.2. Delivery of Insurance Certificates. On or before the Initial Delivery Date and thereafter on each Subsequent Delivery Date, Lessees' Representative shall deliver to Agent certificates of insurance satisfactory to Agent and Lessors evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Lease Term, at the time each of Lessee's insurance policies is renewed (but in no event less frequently than once each year), Lessees' Representative shall deliver to Agent and each Lessor certificates of insurance evidencing that all insurance required by Section 7.1 to be maintained by Lessees with respect to the Vehicles is in effect.


                          ARTICLE VIII
                             DEFAULT

      Section 8.1. Events of Default. The following shall constitute events of default (each an "Event of Default") hereunder and under each Lease Supplement then in effect (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Authority):

             (a) any payment of Rent, Administrative Charge or any other payment payable by any Lessee hereunder or by any Lessee or Guarantor under any other Operative Agreement (including without limitation, any amount payable pursuant to Article VII or VIII of the Participation Agreement) shall not be paid when due, and such payment shall be overdue for a period of three Business Days;

             (b) any representation or warranty made by or on behalf of any Lessee or Guarantor contained in any Operative Agreement or in any certificate, letter or other writing or instrument furnished or delivered to Agent or Lessors or, pursuant thereto shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

             (c) any Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article XI or
     Section 13.10 of this Lease or under Section 6.1(c), (f)  or
     (g) of the Participation Agreement (except to the extent that Section 13.10 incorporates Section 5.2, in which case clause (e) of this Section 8.1 shall apply);

            (d) any Lessee shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 7.1;

             (e)   any Lessee or Guarantor shall default  in  any
     material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Agreement (and not constituting an Event of Default under any other clause of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof by Agent or any Participant to any Lessee or Guarantor or (ii) any Lessee or Guarantor has Actual Knowledge thereof;

            (f) (i) any Lessee or Guarantor shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation  or  reorganization  or  the  appointment  of  a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business; or (ii) corporate action shall be taken by any Lessee or Guarantor for the purpose of effectuating any of the foregoing;

              (g) involuntary proceedings or an involuntary petition shall be commenced or filed against any Lessee or Guarantor under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of any Lessee or Guarantor or the appointment of a receiver, agent, custodian or liquidator for any Lessee or Guarantor or of a substantial part of the property, assets or business of any Lessee or Guarantor, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of any Lessee or Guarantor, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be;

            (h) any one or more of the following shall occur and the liability of the Guarantor and its Subsidiaries on a consolidated basis shall exceed, individually or in the aggregate, $30,000,000: (i) a contribution failure occurs with respect to any Pension Plan (other than a Multiemployer
     Plan) sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412(n) of the Code with respect to any Pension Plan (other than a Multiemployer Plan) as to which any Lessee or any Related Person to any Lessee may have any liability, (ii) there shall exist an unfunded current liability (as defined in 302(d)(8) of the Code) with respect to any Pension Plan, (iii) steps are undertaken to terminate any Pension Plan, (iv) any Reportable Event occurs with respect to a Pension Plan for which notice to the PBGC has not been waived, (v) any action is taken with respect to a Pension Plan which could result in the requirement that any Lessee or any Related Person to any Lessee furnish a bond or other security to the PBGC or such Pension Plan, (vi) the occurrence of any event which could cause any Lessee or any Related Person to any Lessee to incur any liability, fine or penalty with respect to any Pension Plan or any increase in liability with respect to any Pension Plan, or (vii) the occurrence of any event that could result in any increase in the liability (or contingent liability) of any Lessee or any Related Person to any Lessee with respect to post-retirement benefits under any Welfare Plan;

            (i) any Operative Agreement or the security interest granted under this Lease shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Lessee or Guarantor, as the case may be, or any Lessee, Guarantor or any Affiliate of any of them shall, directly or indirectly, contest in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or the security interest securing Lessees' obligations under the Operative Agreements shall, in whole or in part, cease to be a perfected first priority security interest;

             (j) Guarantor shall fail to perform in any material respect any covenant or condition under the Guarantee, or shall repudiate or revoke the Guarantee;

             (k) there shall have occurred any event of default in the performance or observance of any obligation or condition with respect to any indebtedness owing by or guaranteed by any Lessee or Guarantor having an aggregate principal amount in excess of $30,000,000 the effect of which is to cause the acceleration of the maturity of such indebtedness prior to its expressed or stated maturity or the acceleration of such guarantee;

             (l) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against any Lessee or Guarantor or any Affiliate of any of them, and such judgment or judgments remain undischarged or unstayed for a period (during which execution shall not be effectively stayed) of 30 days; provided, that the aggregate of all such judgments exceeds $30,000,000; and

             (m) Guarantor shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 6.2(b),
     (c) or (d) of the Participation Agreement.

      Section 8.2. Remedies. If any Event of Default has occurred and is continuing, Agent may exercise in any order one or more or all of the remedies set forth in this Section 8.2 (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute).

            (a) Agent may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessees of the applicable covenants of this Lease or to recover damages for the breach thereof;

             (b) Agent may by notice in writing to Lessees terminate this Lease, but Lessees shall remain liable as hereinafter provided; and Agent may, at its option, do any one or more of the following: (i) declare the Lease Balance, all accrued Variable Rent, all other amounts then payable by Lessees under this Lease and the other Operative Agreements to be immediately due and payable, and recover any other damages and expenses (including the costs and expenses described in Article VII and Section 11.5 of the Participation Agreement) in addition thereto which Agent or any Lessor shall have sustained by reason of such Event of Default; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law;
     (iii) enter upon the premises where any Vehicle may be and either remove such Vehicle, with any damage to the improvements on such premises to be borne by Lessees (except to the extent such damage is due to the willful misconduct or gross negligence of Agent or its representatives), or take possession of such Vehicle; and (iv) require Lessees to return the Vehicles as provided in Article IX; or

              (c) Agent may require Lessees immediately to purchase the Vehicles for an aggregate purchase price equal to the sum of the Lease Balance, all accrued Variable Rent, Administrative Charges and all other amounts then due and payable under the Operative Agreements.

Notwithstanding the foregoing, upon the occurrence of any Event of Default described in subsection (f) or (g) of Section 8.1, Lessees shall automatically and immediately be required to purchase all of the Vehicles for an amount equal to the entire outstanding Lease Balance, together with all accrued unpaid Rent and other amounts then due and payable under the Operative Agreements and, to the extent lawful, the applicable Administrative Charge, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived.

      Except for notices expressly otherwise provided for in the Operative Agreements, each Lessee hereby waives presentment, demand, protest and notice of any kind including, without limitation, notices of default, notice of acceleration and notice of intent to accelerate.

      Section 8.3. Additional Remedies. In addition to the remedies set forth in Section 8.2, if any Event of Default shall occur, Agent (at the direction of the Required Lessors) may, but is not required to, sell the Collateral in one or more sales. Any Lessor or Agent may purchase all or any part of the Collateral at such sale. Each Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Collateral, at a public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Agent shall be deemed reasonable and properly given if given at least 10 days before such disposition.

      Section 8.4. Proceeds of Sale; Deficiency. All payments received and amounts held or realized by the Agent at any time when an Event of Default shall have occurred and be continuing and after, pursuant to Section 8.2, the Lease Balance shall have been accelerated or Lessees are required to purchase the Vehicles, as well as all payments or amounts then held or thereafter received by the Agent, shall be distributed forthwith upon receipt by the Agent in the following order of priority:

             first: (i) so much of such payments or amounts as shall be required to reimburse first the Agent and then any Lessor for any tax (other than any income tax payable on interest and on fees and other compensation of the Agent), expense or other amount owed to the Agent or any Lessor in connection with the collection or distribution of such payments or amounts to the extent not previously reimbursed by Lessees (including, without limitation, the expenses of any sale, taking or other proceeding, expenses in connection with realizing on any of the Collateral, reasonable attorneys' fees and expenses (including the allocated costs of internal counsel), court costs and any other reasonable expenditures incurred or reasonable expenditures or advances made by the Agent or any Lessor in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default whether pursuant to Section 8.2 or otherwise) shall be so applied by the Agent first to itself and then to such Lessors; and (ii) so much of such payments or amounts as shall be required to pay the reasonable fees and compensation of the Agent in connection with acting as Agent not previously paid by Lessees, shall be distributed to the Agent;

             second: so much of such payments or amounts except those specified in clause third below, which under the terms of this Lease and the other Operative Agreements have accrued, including, without limitation, such amounts as shall be required to reimburse the then existing or prior Lessors for payments made by them to Agent pursuant to
     Section 9.4 of the Participation Agreement (to the extent not previously reimbursed);

            third: so much of such payments or amounts remaining as shall be required to pay in full, in the following order of application, (a) any applicable Administrative Charge,
     (b) all accrued unpaid Variable Rent (including, to the extent permitted by applicable law, interest on interest) and (c) the aggregate unpaid Lease Balance, and in case the aggregate amount so to be distributed shall be insufficient to pay any of the foregoing in full all as aforesaid then, ratably to the Lessors in accordance with their respective Commitment Percentages; and

            fourth: so much of such payments or amounts as shall remain shall be distributed to Lessees' Representative for the benefit of the Lessees.

      Section 8.5. Right to Perform Lessees' Agreements. If Lessees fail to perform any of their agreements contained herein or in any other Operative Agreement within the time period specified therefor, whether or not an Event of Default has occurred and is continuing, Agent, upon written instructions from Required Lessors and receipt by Agent of indemnification satisfactory to it, and with 3 Business Days' prior notice to Lessees' Representative, may perform such agreement and the fees and expenses incurred by Agent (or one or more Lessors) in connection with such performance together with interest thereon shall be payable by Lessees upon demand. Interest on fees and expenses so incurred by Agent or one or more Lessors shall accrue at the rate provided in Section 3.2 for overdue payments.


                           ARTICLE IX
                       RETURN OF VEHICLES

      If Agent has terminated this Lease pursuant to Section 8.2, Lessees shall (a) maintain (or cause to be maintained) the
Vehicles in the condition required by Section 5.3, store the Vehicles without cost to Agent or any Lessor and keep all of the Vehicles insured in accordance with Article VII, and (b) upon such termination forthwith package and deliver exclusive possession of such Vehicles to Agent, for the benefit of the Lessors, at a location designated by Agent, together with a copy of an inventory list of the Vehicles then subject to the Lease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Vehicles that have been received or prepared by Lessees, appropriately protected and in the condition required by Section 5.3 (and in any event in condition to be placed in immediate service), to Agent. This
Article IX shall survive termination of this Lease.


                            ARTICLE X
                        EARLY TERMINATION

      If no Incipient Default or Event of Default shall exist, on any scheduled Payment Date after the first Renewal Term, Lessees may, at their option, upon at least 30 days' advance written notice from Lessees' Representative to Agent and the Lessors, purchase all, but not less than all, of the Vehicles subject to all Lease Supplements then in effect for the sum of (i) accrued Variable Rent payable on or prior to such Payment Date, (ii) the Lease Balance, (iii) the applicable Administrative Charge, if any, and (iv) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements. Upon the indefeasible payment of such sums by
Lessees in accordance with the provisions of the preceding sentence, the obligation of Lessees to pay Rent hereunder shall cease, the term of this Lease shall end on the date of such payment and Agent, on behalf of the Lessors, shall execute and deliver to Lessees' Representative such documents as may be reasonably required to release the Vehicles from the terms and scope of this Lease (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens), in such form as may be reasonably requested by Lessees' Representative, all at Lessees' sole cost and expense. Notwithstanding the foregoing, Lessees may, at their option, at any time and from time to time, purchase any Vehicle for an amount equal to the Casualty Amount of such Vehicle, together with all accrued but unpaid Variable Rent on the portion of the Lease Balance represented by such Casualty Amount plus the applicable Administrative Charge thereon, whereupon Agent shall transfer its interest in such Vehicle to the Lessee of such Vehicle in accordance with the last two sentences of Section 12.1; provided that the amount of the Lease Balance repaid from the Initial Delivery Date to any date of determination pursuant
to   this  sentence  and  pursuant  to  Section  6.1(g)  of   the
Participation Agreement shall not exceed $4,000,000 in the aggregate.


                           ARTICLE XI
                        LEASE TERMINATION

      Section 11.1. Lessees' Options. Not later than 360 days prior to the last day of the Base Period or any Renewal Term then in effect, Lessees shall, by delivery of written notice from Lessees' Representative to Agent and the Lessors, exercise one of the following options (provided that paragraph (a) below shall not be applicable (i) with respect to Group A Vehicles in the third Renewal Term and (ii) with respect to Group B Vehicles in the fourth Renewal Term):

             (a) renew this Lease with respect to all, but not less than all, of the Vehicles then subject hereto for an additional one year Renewal Term (the "Renewal Option") on the terms and conditions set forth herein and the other Operative Agreements; or

             (b) purchase for cash for the Purchase Option Exercise Amount all, but not less than all, of the Vehicles then subject to this Lease on the last day of the Base Term or Renewal Term with respect to which such option is exercised (the "Fixed Price Purchase Option"), provided that with respect to the Third Renewal Term, Lessee may exercise the Fixed Price Purchase Option solely with respect to the Group A Vehicles; or

             (c)   sell  on behalf of the Lessors for cash  to  a
     purchaser or purchasers not in any way affiliated with any Lessee all, but not less than all, of the Vehicles then subject to this Lease on the last day of the Base Period or of any Renewal Term then in effect with respect to which such option is exercised (the "Sale Option"); provided, that if Lessees have exercised the Fixed Price Purchase Option solely with respect to the Group A Vehicles pursuant to the proviso of clause (b), then the Sale Option shall not be available with respect to the Group B Vehicles. Simultaneously with a sale pursuant to the Sale Option, each Lessee shall pay to Agent, as supplemental Rent for the benefit of the Lessors, from the gross proceeds of sale of Vehicles subject to Lease Supplements to which such Lessee is a party, without deductions or expense reimbursements (the "Proceeds"), the aggregate Supplement Balances with respect to Lease Supplements to which it is a party as of the Termination Date (as determined after any payment of Rent on such date). If the Proceeds exceed the aggregate Supplement Balances under all Lease Supplements to which such Lessee is a party, such Lessee will retain the portion of the Proceeds in excess thereof. If the Proceeds are less than the aggregate Supplement Balances as of such date under all Lease Supplements to which such Lessee is a party, such Lessee will pay or will cause to be paid to Agent, as supplemental Rent for the benefit of the Lessors, on the Termination Date, in addition to the Proceeds, the Sale Recourse Amount, it being understood, however, that the amount payable pursuant to this Section 11.1(c) shall in no event be construed to limit any other obligation of a Lessee under the Operative Agreements, including, without limitation, pursuant to Articles VII and VIII and Section
     11.5  of  the Participation Agreement and Sections 11.3  and
     11.4 of this Lease. A Lessee shall be treated as a party to a Lease Supplement if such Lessee is primarily liable thereunder at the time the sale pursuant to the Sale Option is consummated, whether or not such Lessee was a party to such Lease Supplement at the time it was entered into. The "Sale Recourse Amount" applicable to any Lessee shall be, at the option of the Required Lessors, (x) the aggregate Applicable Percentage Amounts with respect to all Lease Supplements to which such Lessee is a party or (y) the aggregate Recourse Deficiency Amounts with respect to all Lease Supplements to which such Lessee is a party; provided, however, that in no event shall the Sale Recourse Amount exceed the aggregate Supplement Balances of all Lease
     Supplements to which such Lessee is a party (after taking into account all payments of Rent and Proceeds applied against such Supplemental Balances on the Termination Date). Agent, on behalf of the Lessors, shall notify Lessees' Representative in writing not later than five Business Days prior to the Termination Date whether the Sale Recourse Amount(s) applicable to a Lessee shall be determined pursuant to clause (x) or clause (y) of the preceding sentence. In addition to the amount determined to be payable by each Lessee pursuant to the foregoing provisions of this Section 11.1(c), such Lessee shall pay to Agent, for the benefit of the Lessors, the applicable Administrative Charge on the sum of the Proceeds and the Sale Recourse Amount. The obligation of each Lessee to pay the amounts determined pursuant to this Section 11.1(c) shall be a recourse obligation of such Lessee and shall be payable on the Termination Date. All amounts paid to Agent pursuant to this Section 11.1(c) shall be distributed in accordance with
     Section 11.3 of the Participation Agreement.

      Section 11.2. Election of Options. Lessees' election of the Fixed Price Purchase Option will be irrevocable at the time made, but if Lessees fail to make a timely election, Lessees will be deemed, in the case of the Lease Term and each Renewal Term then in effect (other than the last Renewal Term) to have irrevocably elected the Renewal Option and, in the case of the last Renewal Term applicable to each Group of Vehicles, Lessees will be deemed to have irrevocably elected the Fixed Price
Purchase Option with respect to such Group. In addition, the Sale Option shall automatically be revoked if there exists an Incipient Default or Event of Default at any time after the Sale Option is properly elected and Agent shall be entitled to exercise all rights and remedies provided in Article VIII. Lessees may not elect the Sale Option if there exists on the date the election is made an Event of Default or an Incipient Default.

     Section 11.3. Sale Option Procedures. If Lessees elect the Sale Option, each Lessee shall use its best commercial efforts to obtain the highest all cash purchase price for the Vehicles covered by Lease Supplements to which it is a party. All costs related to such sale and delivery, including, without limitation, the cost of sales agents, removal of the Vehicles, delivery of documents and Vehicles, certification and testing of the Vehicles in any location chosen by the buyer or prospective buyer, legal costs, costs of notices, any advertisement or other similar costs, or other information and of any parts, configurations, repairs or modifications desired by a buyer or prospective buyer shall be borne entirely by Lessees, without regard to whether such costs were incurred by Agent, Lessees or any potentially qualified buyer, and shall in no event be paid from any of the Proceeds. Neither Agent nor any Lessor shall have any responsibility for procuring any purchaser. If, nevertheless, Agent, at the direction of the Required Lessors, or any Lessor, undertakes any sales efforts, Lessees shall promptly reimburse Agent and/or any such Lessor for any charges, costs and expenses incurred in such effort, including any allocated time charges, costs and expenses of internal counsel or other attorneys' fees. Upon a sale pursuant to the Sale Option, the Vehicles shall be in the condition required by Section 5.3 and shall have been maintained in good appearance for comparable equipment of an equivalent period of service. Agent, at the direction of the Required Lessors, shall determine whether to accept the highest all cash offer for the Vehicles, which determination shall be made by the Required Lessors. Any purchaser or purchasers of the Vehicles shall not in any way be affiliated with any Lessee or Guarantor.

      Section 11.4. Appraisals. If Lessees exercise the Sale Option and the aggregate Proceeds from the sale of all Vehicles subject to this Lease are less than the applicable Lease Balance, Agent (upon direction from any Lessor) shall engage an appraiser of nationally recognized standing, at Lessees' expense, to determine (by appraisal methods satisfactory to the Lessors) the Fair Market Value of the Vehicles that were subject to the Lease as of (a) the first day of the Renewal Term in which the Sale Option was elected, and (b) the Termination Date. The Appraiser's conclusion relating to the first day of the Renewal Term shall be used in calculating the "Recourse Deficiency Amount." In addition, if the Appraisal concludes that the Fair Market Value of such Vehicles as of the Termination Date was in excess of the aggregate Proceeds from the sale of all Vehicles subject to this Lease, Lessees shall promptly pay to Agent, for the benefit of the Lessors, such excess, which together with such aggregate Proceeds so paid to Lessors shall not exceed the Lease Balance.


                           ARTICLE XII
                  OWNERSHIP, GRANT OF SECURITY
            INTEREST TO AGENT AND FURTHER ASSURANCES

      Section 12.1. Grant of Security Interest. Each Lessee hereby assigns, grants and pledges to Agent, for the benefit of the Lessors, a security interest in all of such Lessee's right, title and interest, whether now or hereafter existing or acquired, in the Collateral, to secure (subject to Section 4.4 of the Participation Agreement) the payment and performance of all obligations of Lessees or Guarantor now or hereafter existing under this Lease or any other Operative Agreement. Each Lessee shall, at its expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Agent or any Lessor may reasonably request in order to protect its title to and perfected security interest in the Collateral, subject to no Liens other than Permitted Liens, and Agent's rights and benefits under this Lease. Each Lessee shall promptly and duly execute and deliver to Agent such documents and assurances and take such further action as Agent or any Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Agreements, to establish and protect the rights and remedies created or intended to be created in favor of Agent hereunder and thereunder, and to establish, perfect and maintain the right, title and interest of Agent, for the benefit of the Lessors, in and to the Vehicles, subject to no Lien other than Permitted Liens, or of such financing statements or fixture filings or other documents with respect hereto as Agent or any Lessor may from time to time reasonably request, and Lessees agree to execute and deliver promptly such of the foregoing financing statements and fixture filings or other documents as may require execution by any Lessee. Without limiting the foregoing, on and after the date the Lessees elect or are deemed to have elected the Fixed Price Purchase Option or the Sale Option, Agent shall have the unconditional right to demand the execution and delivery by each Lessee of bills of sale with respect to the Vehicles leased by such Lessee or such documentation as may be necessary to cause title to the Vehicles to be recorded in the name of Agent, for the benefit of the Lessors. To the extent permitted by applicable laws, each Lessee hereby authorizes any such financing statements and other documents to be filed without the necessity of the signature of such Lessee, if such Lessee has failed to sign any such instrument within 10 days after request therefor by Agent or any Lessor. Upon Lessees' Representative's request, Agent shall at such time as all of the obligations of each Lessee under this Lease or any other Operative Agreements have been indefeasibly paid or performed in full (other than Lessees' contingent obligations, if any, under Articles VII and VIII of the Participation Agreement), execute and deliver termination statements and other appropriate documentation reasonably requested by Lessees' Representative, all at Lessees' expense, to evidence Agent's release of its security interest in the Collateral. At such time, Agent shall execute and deliver to Lessees' Representative such documents as may be reasonably necessary (without representations or warranties except that the Vehicles are free and clear of Lessor Liens) to release Agent's security interest in the Vehicles.

     Section 12.2. Retention of Proceeds in the Case of Default. If any Lessee would be entitled to any amount (including any Casualty Proceeds or Partial Casualty Proceeds) but for the existence of any Event of Default or Incipient Default, Agent shall hold such amount as part of the Collateral and shall be entitled to apply such amounts against any amounts due hereunder; provided, that Agent shall distribute such amount or transfer such Vehicle in accordance with the other terms of this Lease if and when no Event of Default or Incipient Default exists.

       Section 12.3. Attorney-in-Fact. Each Lessee hereby irrevocably appoints Agent as such Lessee's attorney-in-fact, with full authority in the place and stead of such Lessee and in the name of such Lessee or otherwise, from time to time in
Agent's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action (including any action that such Lessee is entitled to take) and to execute any instrument which Agent or the Required Lessors may deem necessary or advisable to accomplish the purposes of this Lease (subject to any limitations set forth in the Operative Agreements), including, without limitation:

             (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with the Collateral;

             (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a);
             (c) to file any claim or take any action or institute any proceedings which Agent may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of any Collateral; and

             (d) to perform any affirmative obligations any of Lessee hereunder.

Each Lessee hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 12.3 is irrevocable and coupled with an interest.

      Section 12.4. Release of Liens. Upon the replacement or substitution of any Vehicle or Part or Sublease, or the payment of all amounts required pursuant to Section 6.1 in connection with a Casualty, in each case in compliance with the applicable provisions of the Lease, such Vehicle or Part or Sublease shall be released from the security interest created hereunder as provided in Section 5.4(b).


                          ARTICLE XIII
                          MISCELLANEOUS

      Section 13.1. No Waiver. No delay or omission in the exercise of any right, power or remedy accruing to Agent and/or the Lessors upon any breach or default of any Lessee hereunder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Agent or the Lessors of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in Article X of the Participation Agreement with respect to approval by Agent or the Lessors.

     Section 13.2. Survival of Covenants. All claims pertaining to the representations, warranties and covenants of Lessees under Articles II, III, IV, V, VI, VII, X, XI and XIII shall survive the termination of this Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination.

     Section 13.3.  APPLICABLE LAW.  THIS LEASE SHALL BE GOVERNED
BY  AND CONSTRUED UNDER THE LAWS OF CALIFORNIA, WITHOUT REGARD TO
THE CHOICE OF LAW PROVISIONS THEREOF.

      Section 13.4. Effect and Modification of Lease. No variation, modification, amendment or waiver of this Lease, including any schedules or exhibits hereto, or any other Operative Agreement to which Agent or any Lessor is a party shall be valid unless the same shall have been entered into in accordance with Article X of the Participation Agreement.

      Section 13.5. Notices. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 11.4 of the Participation Agreement.

      Section 13.6. Counterparts. This Lease has been executed in several counterparts. One counterpart has been prominently marked "Agent's Copy". Only the counterpart marked "Agent's Copy" shall evidence a monetary obligation of Lessees or shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Agent.

       Section 13.7. Severability. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

     Section 13.8. Successors and Assigns; Benefit of Agreement. This Lease shall be binding upon the parties hereto and, subject to Sections 13.9 and 13.10 hereof, their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is expressly understood and agreed that Agent is entering into this Lease for the benefit of the Lessors, who are third party beneficiaries of this Lease and each Lease Supplement.

      Section 13.9. Assignment by Agent. Agent shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person except as permitted or required by the Participation Agreement.

      Section 13.10. Assignment by Lessees. No Lessee shall sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person, except as permitted or required by Section 5.2 hereof or the Participation Agreement.

     Section 13.11. JURY TRIAL. EACH LESSEE WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

       Section  13.12.   Section  Headings;  Table  of  Contents.
Section  headings and the table of contents used  in  this  Lease
(including the schedule) are for convenience of reference only and shall not affect the construction of this Lease.

      Section 13.13. FINAL AGREEMENT. THIS LEASE, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENTS THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE LEASE AND THE OTHER OPERATIVE AGREEMENTS. THIS LEASE CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO IN ACCORDANCE WITH THE TERMS OF THE PARTICIPATION AGREEMENT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 13.14. Timeliness of Performance. The provisions of Articles VIII and XI pertaining to the delivery of notice and the performance of certain events on dates required by Articles VIII and XI are to be strictly adhered to by the parties hereto.


          [remainder of page intentionally left blank]
      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as of the date first above written.

CON-WAY CENTRAL EXPRESS,        CON-WAY WESTERN EXPRESS,
INC., as Lessee                 INC.,as Lessee


By /s/Kevin C. Schick           By /s/Kevin C. Schick
Name Printed: Kevin C. Schick   Name Printed: Kevin C. Schick
Title:Treasurer                 Title: Treasurer


CON-WAY SOUTHERN EXPRESS,       CON-WAY SOUTHWESTERN EXPRESS,
INC., as Lessee                 INC., as Lessee


By /s/Kevin C. Schick           By /s/Kevin C. Schick
Name Printed: Kevin C. Schick   Name Printed: Kevin C. Schick
Title: Treasurer                Title: Treasurer


CON-WAY TRANSPORTATION              CONSOLIDATED FREIGHTWAYS
SERVICES,  INC.,  as  Lessee          CORPORATION  OF  DELAWARE,  as
Lessee


By /s/Kevin C. Schick               By /s/Robert E. Wrightson
Name Printed: Kevin C. Schick       Name Printed: Robert E. Wrightson
Title:  V.P.  Controller
    and Treasurer                   Title:  Senior  V.P.,
Controller and Treasurer


CONSOLIDATED  FREIGHTWAYS,  INC.   CON-WAY  INTERMODAL,  INC.  as
Lessee
as Guarantor and Lessees'
Representative


By /s/R.Guy Kraines             By /s/David F. Morrison
Name Printed: R. Guy Kraines    Name Printed: David F. Morrison
Title: Assistant Treasurer      Title: Treasurer


BA LEASING & CAPITAL CORPORATION,
not individually, but solely
as Agent for the Lessors


By /s/Albert Z. Norona
Name Printed:  Albert Z. Norona
Title: Assistant Vice President

By: /s/Sara Fitch
Name Printed: Sara Fitch
Title: Vice President

                            GUARANTEE



      This GUARANTEE (the "Guarantee"), dated as of September 30, 1994, of CONSOLIDATED FREIGHTWAYS, INC., a Delaware corporation (the "Guarantor"), is made in favor of BA LEASING & CAPITAL CORPORATION, a California corporation, not individually, but solely as agent for the benefit of the Lessors (the "Agent") pursuant to that certain Participation Agreement, dated as of September 30, 1994, among the Lessees identified therein, Guarantor, Agent and the several Lessors identified therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Participation Agreement, unless the context otherwise requires.

      WHEREAS, on the date hereof, Guarantor is the direct beneficial owner of all the issued and outstanding capital stock of CFCD and Con-Way Transportation Services, Inc. ("CTS"), and CTS is the direct beneficial owner of all the issued and outstanding capital stock of each Con-Way Lessee;

      AND  WHEREAS,  pursuant to the Lease and the  Participation
Agreement,  Agent has agreed, on behalf of Lessors,  to  purchase
the   Vehicles  from  Lessees  and  concurrently  leaseback  such
Vehicles to Lessees pursuant to the Lease;

      AND WHEREAS, Lessors are unwilling to enter into the transactions contemplated by the Participation Agreement, and Agent is unwilling to accept the appointment set forth in the Participation Agreement unless Guarantor executes this Guarantee and as an inducement to Lessors and Agent, Guarantor is entering into this Guarantee and the guarantee provided for herein;

      AND  WHEREAS,  it is in the best interest of  Guarantor  to
execute   this  Guarantee  inasmuch  as  Guarantor  will   derive
substantial direct and indirect benefits from the transactions contemplated by the Participation Agreement.

     NOW, THEREFORE, Guarantor covenants and agrees as follows:

     SECTION 1 Guarantee. Guarantor, as primary obligor and not as surety, hereby unconditionally and irrevocably guarantees to Agent (both individually and in its capacity as Agent), the Lessors and each other Indemnitee and their respective successors and assigns (individually, a "Beneficiary" and, collectively, the "Beneficiaries") as their respective interests may appear: (a) the due, punctual and full payment by Lessees of all amounts (including, without limitation, amounts payable as damages in case of default) to be paid by Lessees pursuant to the Lease, the Participation Agreement, and/or any other Operative Agreement to which any Lessee is or is to be a party whether such obligations now exist or arise hereafter, as and when the same shall become due and payable in accordance with the terms thereof; and (b) the due, prompt and faithful performance of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of Lessees contained in the Participation Agreement, the Lease or any other Operative Agreements to which any of them is or is to be a party in accordance with the terms thereof (such obligations referred to in clauses (a) and (b) above being hereinafter called the "Obligations"). Guarantor further agrees to pay any and all costs and expenses (including reasonable fees and disbursements of counsel) that may be paid or incurred by any Beneficiary in collecting any Obligations and/or in preserving or enforcing any rights under this Guarantee or under the Obligations.

      The Guarantee is a guaranty of payment, performance and compliance and not of collectability, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by any Lessee or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against Guarantor without regard to the validity or enforceability of the Lease, the Participation Agreement or any other Operative Agreement.

     If for any reason whatsoever Lessees shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable or to perform or comply with any such obligation, covenant, term, condition or undertaking, Guarantor will immediately pay or cause to be paid such amounts to the Person or Persons entitled to receive the same (according to their respective interests) under the terms of the Operative Agreements, as appropriate, or perform or comply with any such obligation, covenant, term, condition or undertaking or cause the same to be performed or complied with, together with interest on any amount due and owing from the date the same shall have become due and payable to the date of payment.

      SECTION 2 Guarantor's Obligations Unconditional. The covenants and agreements of Guarantor set forth in this Guarantee shall be primary obligations of Guarantor, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Guarantor with its obligations hereunder), whether based upon any claim that any Lessee, Guarantor, or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantor or any Lessee shall have any knowledge or notice thereof) including, without limitation:

     (a) any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the
          Obligations or any Operative Agreement or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Agreement or any of the parties to such agreements, or to the Vehicles, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Obligations; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any collateral; or the release or surrender of possession by any Beneficiary of any collateral (including without limitation any Certificate of Title);

     (b) any failure, omission or delay on the part of Lessees or any Beneficiary to conform or comply with any term of any instrument or agreement referred to in clause
          (a) above;

     (c) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause (a) above or any obligation or liability of Lessees or any Beneficiary, or any exercise or non-exercise by any Beneficiary of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

     (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Lessee, any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

     (e) any limitation on the liability or obligations of any Person under the Lease or any other Operative Agreement, the Obligations, any collateral security for the Obligations or any other guaranty of the Obligations or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement, instrument, guaranty or security referred to in clause (a) above or any term of any thereof;
     (f) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Vehicles by Lessees or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;

     (g) any merger or consolidation of any Lessee or Guarantor into or with any other Person or any sale, lease or transfer of any of the assets of any Lessee or Guarantor to any other Person;

     (h) any change in the ownership of any shares of capital stock of any Lessee, or any corporate change in any Lessee; or

     (i) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

     The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Participation Agreement or any other agreements limiting the liability of any Beneficiary or any other Person, or any agreement by any Lessor to look for payment with respect thereto, solely to the Collateral.

      SECTION 3 Waiver and Agreement. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guarantee or acceptance of this Guarantee, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guarantee and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in Section 2 hereof, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under the Participation Agreement, the Lease or any other Operative Agreement, and notice of default or any failure on the part of any Lessee to perform and comply with any covenant, agreement, term or condition of the Participation Agreement, the Lease or any other Operative Agreement; (d) any right to the enforcement, assertion or exercise against any Lessee of any right, power, privilege or remedy conferred in the Participation Agreement, the Lease or any other Operative Agreement or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under the Participation Agreement, the Lease or any other Operative Agreement; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in the Participation Agreement, the Lease any other Operative Agreement or the Collateral; (h) any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2822, 2825, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433 and
California Code of Civil Procedure Sections 580a, 580b, 580d and 726; and (i) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

      Guarantor agrees that this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Lessees is rescinded or must be otherwise restored by any of the Beneficiaries, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

       Guarantor further agrees that, without limiting the generality of this Guarantee, if an Event of Default shall have occurred and be continuing and Agent is prevented by applicable law from exercising its remedies under the Lease, Agent shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due from Lessees had such remedies been exercised.

       SECTION 4 Waiver of Subrogation. Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Lessee that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guarantee or any other Operative Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Beneficiaries against any Lessee or any Collateral which Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Lessee, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligations shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to Agent to be credited and applied pursuant to the terms of the Participation Agreement and the Lease. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Participation Agreement and that the waiver set forth in this
Section 4 is knowingly made in contemplation of such benefits. Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Agent, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of Guarantor or the right of Guarantor to proceed against any Person for reimbursement or both.

      SECTION 5 Rights of the Beneficiaries. This Guarantee is made for the benefit of, and shall be enforceable by, each Beneficiary as its interest may appear.

      SECTION 6 Term of Guarantee. This Guarantee and all guaranties, covenants and agreements of Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all the Obligations shall be indefeasibly paid in full in cash and all the agreements of Lessees and Guarantor hereunder and under the Lease, the Participation Agreement and the other Operative Documents shall have been duly performed. If, as a result of any bankruptcy, dissolution, reorganization, insolvency, arrangement or liquidation proceedings (or proceedings similar in purpose or effect) or if for any other reason, any payment received by any Beneficiary in respect of the Obligations is rescinded or must be returned by such Beneficiary, this Guarantee shall continue to be effective as if such payment had not been made and, in any event, as provided in the preceding sentence.

      SECTION 7 Notices, Amendments, etc. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 11.4 of the Participation Agreement. No provision of this Guarantee may be amended, modified, supplemented or waived except as provided in
Section 10.1 of the Participation Agreement.

      SECTION 8 Severability of this Guarantee. In case any provisions of this Guarantee or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and statements and any other application thereof shall not in any way be affected or impaired thereby. To the extent permitted by law, Guarantor hereby waives any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

      SECTION 9 Further Assurances. Guarantor hereby agrees to execute and deliver all such instruments and take all such action as Agent or any other Beneficiary may from time to time reasonably request in order to fully effectuate the purposes of this Guarantee.

      SECTION 10 Miscellaneous. THIS GUARANTEE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE. This Guarantee shall be binding upon Guarantor and its successors, transferees and assigns and inure to the benefit of and be enforceable by the respective successors, transferees, and assigns of the Beneficiaries, provided, however, that Guarantor may not assign any of its obligations hereunder without the prior written consent of Agent and each Lessor. The table of contents and headings in this Guarantee are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof. This Guarantee may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original, but all of which together shall constitute one agreement.

      IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed as of the date first above written.


                         CONSOLIDATED FREIGHTWAYS, INC.



                         By: /s/ R. Guy Kraines
                         Name Printed: R. Guy Kraines
                         Title: Assistant Treasurer



                  COLLATERAL AGENCY AGREEMENT


      THIS COLLATERAL AGENCY AGREEMENT ("Agreement"), dated as of October 21, 1994, is by and among (a) Con-Way Central Express, Inc., a Delaware corporation, Con-Way Intermodal, Inc., a Delaware corporation, Con-Way Southern Express, Inc., a Delaware corporation, Con-Way Southwest Express, Inc., a Delaware corporation, Con-Way Transportation Services, Inc., a Delaware corporation, Con-Way Western Express, Inc., a Delaware corporation, and Consolidated Freightways Corporation of Delaware, a Delaware corporation, as Lessees (each a "Lessee" and collectively, the "Lessees"), (b) Consolidated Freightways, Inc., a Delaware corporation, as Lessees' Representative ("Lessees' Representative"), (c) the Lessors listed on Schedule I to the Participation Agreement (as defined in Section 1.1) (the "Lessors"), (d) BA Leasing & Capital Corporation, a California corporation, not in its individual capacity, but solely in its capacity as agent ("Agent") for the benefit of the Lessors and First Interstate Bank of Oregon, N.A.("Bank"), as collateral agent for Agent (the "Collateral Agent"). Terms used herein and not defined herein shall have the meanings assigned such terms in the Participation Agreement.


                            RECITALS

      1. WHEREAS, Lessees now own, and will from time to time hereafter acquire, certain Vehicles, which Vehicles may from time to time be subject to the Lease;

      2. WHEREAS, Lessees have granted to Agent on behalf of the Lessors a Lien upon the Vehicles and Lessees have agreed that the Collateral Agent shall have possession of the Certificates of Title related to the Vehicles on behalf of and for the benefit of Agent; and

     3. WHEREAS, Bank has agreed to act as Collateral Agent, for the benefit of Agent and the Lessors.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION I
                      CERTAIN DEFINITIONS

       Section  I.1   Certain  Definitions.   As  used  in   this
Agreement, the following terms have the following meanings.

           "Agreement" means this Collateral Agency Agreement, as it may be amended, modified or supplemented from time to time in accordance with its terms and the terms of the Participation Agreement.

           "Collateral Agent" has the meaning set forth in the preamble, and includes any successor to Bank in its capacity as Collateral Agent.

           "Corporate Trust Office" means the principal corporate trust office of the Collateral Agent, located at: First Interstate Bank of Oregon, N.A., Trust Loan Servicing MP-2, 2701 N.W. Vaughn St., Portland, Oregon 97210, or at such other address as the Collateral Agent may designate from time to time by notice to Lessees' Representative and Agent.

             "Participation Agreement" means that certain Participation Agreement, dated as of September 30, 1994, among Lessees, Lessees' Representative, Agent and the Lessors listed on Schedule I thereto, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

           "Release Notice" has the meaning set forth in  Section
     5.1.

      Section I.2 Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, to the singular include the plural and to the part include the whole. The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Sections and other headings contained in this Agreement are for reference purposes only and shall not control or effect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. Terms not otherwise defined herein which are defined in the UCC as in effect in the state of California on the date hereof shall have the respective meanings as described as such terms therein unless the context otherwise clearly requires.

     SECTION II
           APPOINTMENT AND DUTIES OF COLLATERAL AGENT

     Section II.1 Appointment. Lessors and Agent hereby appoint Bank as their Collateral Agent under and for purposes of this Agreement. Lessors and Agent authorize the Collateral Agent to act their behalf under this Agreement and to exercise such powers hereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and with such powers as may be reasonably incidental thereto. Bank hereby accepts such appointment and agrees that all of its right, title and interest in and to the Certificates of Title shall be solely for the benefit of Agent and the Lessors. The Collateral Agent shall take all instructions hereunder from Agent, on behalf of the Lessors. Lessees and Lessees' Representative hereby acknowledge and accept the appointment of Bank as Collateral Agent under, and for purposes of, this Agreement. The Collateral Agent shall not be required to take any action other than as expressly set forth herein, or to prosecute or defend any suit in respect of this Agreement, unless it is indemnified to its satisfaction.

      Section II.2 Possession of Certificates of Title. The Collateral Agent shall maintain physical possession of the Certificates of Title at its Corporate Trust Office in a secure, fire-proof location, except as otherwise specified herein, as custodian and bailee for the benefit of Agent and the Lessors. The Collateral Agent shall segregate such Certificates of Title in such a way that they may be readily identified and separated from other certificates of title that the Collateral Agent may hold. The Collateral Agent shall permit each Lessee (and any representatives on their behalf) and Agent to inspect and make copies of the Certificates of Title during normal business hours.

      Section II.3 Agent to Provide Schedules. Agent shall provide to the Collateral Agent from time to time notices (each such notice a "Title Notice") attaching lists of Certificates of Title to be held by the Collateral Agent pursuant to this Agreement and to be delivered to the Collateral Agent by a date specified in such Title Notice. Each list of Certificates of Title attached to a Title Notice shall include the vehicle identification number of each Vehicle and shall be organized by state listing all Vehicles titled in each relevant state.

      Section II.4 Collateral Agent to Provide Confirmation of Receipt and Lien. Upon receipt of any Certificate of Title (including any receipt of a Certificate of Title released on a temporary basis pursuant to a Release Notice and subsequently returned), the Collateral Agent shall immediately inspect such Certificate of Title to confirm that (i) such Certificate of Title is listed in a Title Notice or Release Notice and that the Lessee designated as the owner of the relevant Vehicle in such Title Notice or Release Notice is shown as the owner on such Certificate of Title, (ii) the Lien of Agent (or of Agent and Lessors) is properly reflected thereon in accordance with the form of Certificate of Title for the relevant state set forth in Exhibit A hereto (or such form for any additional state as Agent may deliver to the Collateral Agent from time to time), and
(iii) no other Lien is reflected thereon. The Collateral Agent shall notify Lessees' Representative and Agent immediately if any matter set forth in preceding sentence is not true with respect to any Certificate of Title, whereupon Lessees shall immediately take such steps as are necessary in order to comply with the terms of the Participation Agreement with respect to such Certificate of Title. Not later than the date specified in the applicable Title Notice or Release Notice, the Collateral Agent shall provide to Agent and Lessees' Representative a report (a "Summary Report"), which Summary Report shall:

           (a) state that (except as disclosed pursuant to paragraphs (b), (c) and (d) below) it has received all of the Certificates of Title listed on the applicable Title Notice or Release Notice and that each such Certificate of Title names Agent (or Agent and the Lessors) as the only lienholder(s),

          (b) identifying any such Certificates of Title that it has not received,

           (c) identifying any such Certificates of Title on which the lien of Agent (or of Agent and Lessors) is not reflected, and

           (d) identifying any such Certificates of Title on which any lien other than the lien of Agent (or of Agent and Lessors) is reflected.

Except  as  provided  in this Section 2.4, the  Collateral  Agent
shall  not  be  responsible  for  reviewing  or  correcting   any
Certificates of Title that it receives.

      Section  II.5   Delivery  of Certificates  of  Title.   The
Collateral Agent shall deliver to Agent any Certificate or Certificates of Title immediately upon Agent's request therefor.


                          SECTION III
                      EXPENSES; INDEMNITY

     Section III.1 Compensation and Expenses. Lessees shall pay to the Collateral Agent and any successor Collateral Agent appointed hereunder, from time to time (i) reasonable compensation for its services hereunder for administering the Collateral generally as set forth on Schedule I hereto and (ii) all reasonable fees and out-of-pocket expenses of the Collateral Agent or any such successor Collateral Agent, (A) arising in connection with the preparation, execution, delivery, modification and/or termination of this Agreement and/or the enforcement of any of the provisions hereof or (B) incurred in connection with the administration of the Collateral and/or the preservation, protection or defense of the Collateral Agent's, or any such successor Collateral Agent's, rights under this Agreement and in and to the Collateral.

     Section III.2 Stamp and Other Similar Taxes. Lessees shall indemnify and hold harmless the Collateral Agent from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement or any Collateral.

      Section III.3 Filing Fees, Excise Taxes, Etc. Lessees shall pay, or reimburse the Collateral Agent for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Agreement.

      Section III.4 Indemnification. Lessees shall pay, and indemnify (which indemnity shall survive the termination of this Agreement and the resignation or replacement of Bank as Collateral Agent) and hold the Collateral Agent harmless from and against, any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever that may at any time be imposed on, incurred by, or asserted against, the Collateral Agent in any way relating to or arising out of the execution, delivery, enforcement, performance and/or administration of this Agreement, including reasonable attorneys' fees and expenses; provided, however, that Lessees shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses of the Collateral Agent that resulted from the Collateral Agent's gross negligence or willful misconduct.

     SECTION IV
                      THE COLLATERAL AGENT

      Section IV.1 Representations of Collateral Agent. Bank hereby represents and warrants that (i) it is a national bank, duly organized under the laws of the United States and validly existing and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement,
(ii) it has all licenses, consents and approvals (governmental, regulatory and otherwise) to enter into and perform its obligations under this Agreement, and (iii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part, and this Agreement is the legal, valid and binding obligation of Bank, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the application of equitable principles.

     Section IV.2  Limitations on Duties of the Collateral Agent.

      (a) The Collateral Agent undertakes to perform only the duties expressly set forth herein.

     (b) The Collateral Agent may exercise the rights and powers granted to it by this Agreement, together with such powers as are reasonably incidental thereto, but only pursuant to the terms of this Agreement, and the Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the direction of Agent.

      (c) The Collateral Agent shall not be under any obligation to take any action that is discretionary on the part of the Collateral Agent under the provisions hereof. The Collateral Agent shall make available for inspection and copying by Agent each certificate or other paper furnished to the Collateral Agent by Lessees or Lessees' Representative under or in respect of this Agreement or in respect of any of the Collateral.

      (d) The Collateral Agent shall have no authority to grant, convey or assign the Certificates of Title or change the notation of a security interest thereon or deal with the Certificates of Title in any other way except as expressly provided herein or as directed by Agent.

     Section IV.3  Resignation and Removal of Collateral Agent.

      (a) The Collateral Agent may, at any time with or without cause by giving 60 days' prior written notice to Lessees' Representative and Agent, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor Collateral Agent by Agent, with the consent of Lessees' Representative, which consent shall not be unreasonably withheld or delayed, and the acceptance of such appointment by such successor Collateral Agent. The Collateral Agent may be removed at any time (with or without cause) and a successor Collateral Agent appointed by Agent, with the consent of Lessees' Representative, which consent will not be unreasonably withheld or delayed, provided that the Collateral Agent shall be entitled to its reasonable fees and expenses to the date of removal (if the Collateral Agent is removed without cause), and the indemnification of Section 3.4 shall survive the termination of the other provisions of this Agreement to the benefit of the predecessor Collateral Agent. If no successor Collateral Agent shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or within 30 days from the date of such removal, the Collateral Agent or Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have been appointed as above provided. Any successor Collateral Agent so appointed by such court shall immediately and without further act supersede any predecessor Collateral Agent.

      (b) If at any time the Collateral Agent shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor Collateral Agent shall be appointed by Agent, with the consent of Lessees' Representative, which consent will not be unreasonably withheld or delayed, and the powers, duties, authority and title of the predecessor Collateral Agent shall be terminated and cancelled without procuring the resignation of such predecessor Collateral Agent, and without any other formality (except as may be required by applicable law) than appointment and designation of a successor Collateral Agent in writing, duly acknowledged, delivered to the predecessor Collateral Agent and Lessees' Representative.

       (c)   The  appointment  and  designation  referred  to  in
Section 4.3(b) shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Collateral Agent, without any further act, deed or conveyance, all of the estate and title of its predecessors and the successor Collateral Agent shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessors; but any predecessor Collateral Agent shall, nevertheless on payment of its charges and on the written request of Agent, Lessees' Representative or any successor Collateral Agent empowered to act as such at the time any such request is made, execute and deliver an instrument without recourse or representation transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it to such successor Collateral Agent. Should any deed, conveyance or other instrument in writing from Lessees be required by any successor Collateral Agent for more fully vesting in such successor Collateral Agent the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Agent, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor Collateral Agent, be executed, acknowledged and delivered by Lessees.

      Section IV.4 Status of Successors to Collateral Agent. Every successor to the Collateral Agent appointed pursuant to
Section 4.3 shall be a bank or trust company in good standing and having power so to act and incorporated under the laws of the United States or any State thereof or the District of Columbia, and shall also have capital, surplus and undivided profits of not less than $75,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.

       Section IV.5 Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto; provided that such resulting corporation shall satisfy the provisions of Section 4.4.

     Section IV.6 Indemnity for Lost Documents. Notwithstanding any other provision of this Agreement, the Collateral Agent shall indemnify Lessees, Agent and Lessors for, and hold Lessees, Agent and Lessors harmless against, any losses, liabilities, claims and damages that such person may incur as a result of the loss, misplacement, destruction or mutilation of any Certificate of Title that was previously delivered to the Collateral Agent and not released by the Collateral Agent in accordance with this Agreement.

     Section IV.7 Collateral Agent Looks Solely to Lessees. The Collateral Agent expressly acknowledges and agrees that neither Agent nor any Lessor shall have any obligation or liability to the Collateral Agent in respect of this Agreement, and the Collateral Agent's sole recourse under this Agreement shall be to Lessees.


                           SECTION V
                RELEASE OF CERTIFICATES OF TITLE

      Section V.1 Releases of Certificates of Title. From time to time, the Collateral Agent may release one or more Certificates of Title to Lessee's Representative upon the written instructions of Agent (a "Release Notice"), it being understood that Agent shall deliver a Release Notice with respect to any Certificate of Title which under the applicable provisions of any other Operative Agreement is entitled to be released, provided that the terms of such release shall conform to such provisions of the other Operative Agreement. Each Release Notice shall specify, with respect to any Certificate of Title, whether such Certificate of Title is to be released (a) permanently, (b) temporarily, and if so, the date by which it is to be returned, or (c) for replacement or substitution, and if so, identifying the Certificate of Title that is to be delivered in replacement or substitution therefor and the date by which such new Certificate of Title is to be received.

     Section 5.2 Termination of this Agreement. Upon receipt by the Collateral Agent of a notice from Agent that all obligations of Lessees under the Operative Agreements have been fully paid and satisfied, the rights of Agent and Lessors hereunder shall terminate and the Collateral Agent shall hold all Certificates of Title for the benefit of Lessees and shall take such other action with respect thereto as Lessees' Representative shall request.
Upon receipt by the Collateral Agent of a notice from Agent, which notice shall set forth a representation from Agent that the giving of such notice is permitted pursuant to the Participation Agreement, to the effect that Agent has elected to terminate this Agreement with respect to the Certificates of Title, this Agreement shall terminate with respect to such Certificates of Title. Upon such termination the Collateral Agent shall deliver the applicable Certificates of Title to the Person designated in such notice, and shall take such other action as Agent shall request to evidence the termination of this Agreement with respect to the Certificates of Title and the Collateral Agent's interest therein, at Lessees' expense.


                           SECTION VI
                         MISCELLANEOUS

      Section VI.1 Amendments, Supplements and Waivers. This Agreement may be amended, waived or supplemented pursuant to a writing executed by the Collateral Agent, Agent and Lessees' Representative, it being understood that the execution and delivery by Agent of any such writing shall be subject to the provisions of the Participation Agreement.

      Section VI.2 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communications) and shall be sent by mail (by registered or certified mail, return receipt requested), telex, facsimile or hand delivery (a) if to the Collateral Agent, at the address set forth below:

               First Interstate Bank of Oregon, N.A.
               U.S. Corporate, T-19
               1300 S.W. Fifth Ave.
               Portland, OR  97201
               Fax:  (503) 225-4898
               Attention:       Ronald   J. Kallis,
                  Vice   President   &    Senior
                  Relationship Manager


and (b) in the case of each other party hereto, at the address for such party set forth in the Participation Agreement, or
(c) in any case, at such other address as shall be designated by such party in a written notice to each other party hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, or if transmitted by facsimile shall be deemed given when received.

      Section VI.3 Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     Section VI.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section VI.5 Counterparts. This Agreement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

      Section  VI.6   Conflicts with Operative  Agreements.   The
parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any other Operative Agreement, the provisions of such other Operative Agreement shall control.

      Section VI.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of Agent and Lessors and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or the Collateral.

      Section  VI.8   Governing  Law.  THIS  AGREEMENT  SHALL  BE
GOVERNED  BY,  AND CONSTRUED AND INTERPRETED IN ACCORDANCE  WITH,
THE  LAWS  OF  THE  STATE OF CALIFORNIA, WITHOUT  REGARD  TO  ANY
OTHERWISE APPLICABLE CONFLICT OF LAWS PRINCIPLES.

      Section VI.9 Effectiveness. This Agreement shall become effective on the execution and delivery hereof and shall remain in effect so long as the Collateral Agent shall have any obligations hereunder.





          [Remainder of page intentionally left blank]
      IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first above-written.



FIRST INTERSTATE BANK OF
OREGON, N.A.,                   CONSOLIDATED FREIGHTWAYS, INC.,
as Collateral Agent             as Lessees' Representative


By:/s/ Ronald J. Kallis         By: /s/R. Guy Kraines
Name Printed: Ronald J. Kallis  Name Printed: R. Guy Kraines
Title:Vice President            Title: Assistant Treasurer



CON-WAY CENTRAL EXPRESS,        CON-WAY WESTERN EXPRESS,
INC., as Lessee                 INC.,as Lessee


By /s/David F. Morrison                By /s/David F. Morrison
Name  Printed:  David  F.  Morrison    Name  Printed:   David  F. Morrison
Title: Assistant Treasurer             Title:  Assistant Treasurer


CON-WAY SOUTHERN EXPRESS,       CON-WAY SOUTHWESTERN EXPRESS,
INC., as Lessee                 INC., as Lessee


By /s/David F. Morrison                By /s/David F. Morrison
Name  Printed:  David  F.  Morrison    Name  Printed:   David  F. Morrison
Title: Assistant Treasurer             Title:  Assistant Treasurer



CON-WAY INTERMODAL, INC.,       CON-WAY TRANSPORTATION
as Lessee                       SERVICES, INC., as Lessee


By /s/David F. Morrison                By /s/David F. Morrison
Name  Printed:  David  F.  Morrison    Name  Printed:   David  F.
Morrison
Title: Assistant Treasurer             Title:  Assistant Treasurer


CONSOLIDATED FREIGHTWAYS        BA LEASING & CAPITAL CORPORATION,
CORPORATION  OF DELAWARE,        not in its individual  capacity,
but
as Lessee                       solely as agent for the Lessors



By/s/David F. Morrison          By/s/James F. Simpson
Name Printed: David F. Morrison Name Printed: James F. Simpson
Title: Assistant Treasurer      Title: Vice President


LESSORS:

BA LEASING & CAPITAL            ABN AMRO BANK N.V.
CORPORATION


By /s/James F. Simpson          By /s/Diane D. Waggoner
Name Printed: James F. Simpson  Name Printed: Diane D. Waggoner
Title:Vice President            Title: Vice President


By /s/Kim Lee                   By /s/J.P Kranendonk
Name Printed: Kim Lee           Name Printed: J.P. Kranendonk
Title: Assistant Vice President Title: Assistant Vice President


IBJTC LEASING CORPORATION       CREDIT LYONNAIS
                                Cayman Island Branch


By /s/Hiroshi Suzuki            By /s/Thierry F. Vincent
Name Printed: Hiroshi Suzuki    Name Printed: Thierry F. Vincent
Title: Senior Vice President    Title: Authorized Signatory